Exhibit 99.1

Item 8. Financial Statements and Supplementary Data.

            Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of CIT Group Inc.:

      We have completed an integrated audit of CIT Group Inc.'s December 31, 2004 consolidated financial statements and of its internal control over financial reporting as of December 31, 2004 and audits of its December 31, 2003, December 31, 2002 and September 30, 2002 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements

      In our opinion, the consolidated financial statements listed in the index appearing under Item 15(a)(1) of the Form 10-K for the year ended December 31, 2004 present fairly, in all material respects, the financial position of CIT Group Inc. and its subsidiaries at December 31, 2004 and 2003, and the results of their operations and their cash flows for the years ended December 31, 2004 and 2003, the three months ended December 31, 2002 and the fiscal year ended September 30, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Internal control over financial reporting

      Also, we have audited management's assessment, included in Management's Report on Internal Control Over Financial Reporting (Restated) appearing under
Item 9A, that CIT Group Inc. did not maintain effective internal control over financial reporting as of December 31, 2004, because the Company did not maintain effective controls over (A) the reconciliations of the differences between the tax basis and book basis of each component of the Company's balance sheet with the deferred tax asset and liability accounts and (B) the classification and related valuation and documentation over certain of its compound derivative transactions, specifically certain cross-currency interest rate swaps used to hedge the Company's foreign-denominated debt, based on criteria established in Internal Control -- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management's assessment and on the effectiveness of the Company's internal control over financial reporting based on our audit.

      We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

      A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;
(ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

      Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

      A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The following material weaknesses have been identified and included in management's assessment as of December 31, 2004.

(A) The Company did not maintain effective controls over the reconciliations of the differences between the tax basis and book basis of each component of the Company's balance sheet with the deferred tax asset and liability accounts. The control deficiency did not result in any adjustments to the 2004 annual or interim consolidated financial statements. However, this control deficiency results in more than a remote likelihood that a material misstatement to the deferred tax asset and liability accounts, and income tax provision will not be prevented or detected in the annual or interim financial statements. Accordingly, management has determined that this condition constitutes a material weakness.

(B) The Company did not maintain effective controls over the classification and related valuation and documentation of certain of its compound derivative transactions, specifically certain cross-currency interest rate swaps used to hedge the Company's foreign-denominated debt. This control deficiency did not result in a material misstatement to the 2004 annual or interim consolidated financial statements. However, this control deficiency resulted in the restatement of the Company's 2005 first, second and third quarter interim consolidated financial statements. This control deficiency could result in the misstatement of derivative related accounts including other revenue, debt and other comprehensive income that would result in a material misstatement of the annual or interim financial statements that would not be prevented or detected. Accordingly, management has concluded that this control deficiency constitutes a material weakness.

      These material weaknesses were considered in determining the nature, timing, and extent of audit tests applied in our audit of the December 31, 2004 consolidated financial statements, and our opinion regarding the effectiveness of the Company's internal control over financial reporting does not affect our opinion on those consolidated financial statements.

      In our opinion, management's assessment that CIT Group Inc. did not maintain effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on criteria established in Internal Control -- Integrated Framework issued by the COSO. Also, in our opinion, because of the effect of the material weaknesses described above on the achievement of the objectives of the control criteria, CIT Group Inc. has not maintained effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control -- Integrated Framework issued by the COSO.

      Management and we previously concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the material weakness described in (A) above. Subsequent to the issuance of our reports, management determined that the material weakness described in (B) above also existed as of December 31, 2004. Accordingly, Management's Report on Internal Control Over Financial Reporting and our opinion on the effectiveness of internal control over financial reporting have been restated to include this additional material weakness.

PricewaterhouseCoopers LLP
New York, New York
March 4, 2005, except as to the effects of changes in reportable segments as described in Note 21 which is as of July 20, 2005 and except for the matter described in the penultimate paragraph of Management's Report on Internal Control Over
Financial Reporting as to which the date is December 12, 2005

Conclusion Regarding the Effectiveness of Disclosure Controls and Procedures (Restated)

      Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Based on this evaluation, our principal executive officer and our principal financial officer concluded that our disclosure controls and procedures were not effective as of the end of the period covered by this annual report because of the material weaknesses discussed below.

Management's Report on Internal Control Over Financial Reporting (Restated)

      Management of CIT is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is identified in
Exchange Act Rule 13a-15(f). Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

      Management of CIT, including our principal executive officer and principal financial officer, conducted an evaluation of the effectiveness of the Company's internal control over financial reporting as of December 31, 2004 using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control -- Integrated Framework. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

      A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

      As of December 31, 2004, the Company did not maintain effective controls over the reconciliations of the differences between the tax basis and book basis of each component of the Company's balance sheet with the deferred tax asset and liability accounts. The control deficiency did not result in any adjustments to the 2004 annual or interim consolidated financial statements. However, this control deficiency results in more than a remote likelihood that a material misstatement to the deferred tax asset and liability accounts and income tax provision will not be prevented or detected in the annual or interim consolidated financial statements. Accordingly, management has determined that this condition constitutes a material weakness.

      As of December 31, 2004, the Company did not maintain effective controls over the classification and related valuation and documentation of certain of its compound derivative transactions, specifically certain cross-currency interest rate swaps used to hedge the Company's foreign-denominated debt. This control deficiency did not result in a material misstatement to the 2004 annual or interim consolidated financial statements. This control deficiency resulted in the restatement of the Company's 2005 first, second and third quarter interim consolidated financial statements. In addition, this control deficiency could result in the misstatement of derivative related accounts, including other revenue, debt and other comprehensive income that would result in a material misstatement of the annual or interim financial statements, that would not be prevented or detected. Accordingly, management has concluded that this control deficiency constitutes a material weakness as of December 31, 2004.

      Based on management's evaluation under the criteria in Internal Control -- Integrated Framework issued by the COSO, management has concluded that CIT did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of the material weaknesses described above.

      Management previously concluded that the Company did not maintain effective internal controls over financial reporting as of December 31, 2004 because of the income tax-related material weakness described above. Subsequent to the issuance of our report management determined that the derivative-related material weakness described above also existed as of December 31, 2004. Accordingly, we have restated our report on internal control over financial reporting to include this additional material weakness.

      Management's restated assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2004 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report (which expressed an unqualified opinion on management's assessment and an adverse opinion on the effectiveness of the Company's internal control over financial reporting as of December 31,
2004) which appears herein.

Changes in Internal Control Over Financial Reporting

Derivative Hedge Accounting

      During the fourth quarter of 2005, we learned of an interpretation with respect to applying the "matched terms" approach in hedge accounting under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended ("SFAS 133"). We reviewed our accounting for certain cross-currency interest rate swaps ("compound swaps" or "compound derivatives") under SFAS 133.

      We determined that certain compound swaps were not appropriately accounted for, even though these swaps were highly effective economic hedges of the interest rate and currency exchange risks associated with corresponding foreign denominated debt. We documented these swaps originally as "matched terms" hedges, which assumes no hedge ineffectiveness. The swaps would have qualified for "long-haul" hedge accounting, with ineffectiveness reflected in current earnings. However, the swaps did not qualify for hedge accounting treatment from their inception, as SFAS 133 does not allow for subsequent documentation modifications.

      The elimination of hedge accounting from inception of the compound swaps resulted in restatements of originally reported earnings in each of the quarterly periods of 2005 to reflect the elimination of adjustments to the corresponding debt under SFAS 133 fair value hedge accounting for changes in interest rates during each period. These adjustments to earnings will reduce future earnings by an equal amount through 2015.

      In connection with this restatement, under the direction of our principal executive officer and our principal financial officer, we determined that the above constituted a material weakness in internal control with respect to our accounting treatment and related hedge documentation for certain cross-currency swaps as of December 31, 2004.

      As of the date of this filing, we have fully remediated this material weakness relating to derivative documentation and hedge accounting treatment. Our remediation actions included the following:

      o All of the subject compound swaps have been replaced with corresponding stand alone replacement swaps (a cross-currency basis swap and an interest rate swap, both with zero fair value at inception), which qualify for hedge accounting treatment under SFAS 133.

      o We do not intend to transact compound swaps prospectively and have communicated a formal prohibition against such transactions to the appropriate treasury, accounting, legal and internal audit personnel.

      o We have updated our derivative policy manual to specifically prohibit the use of compound swaps.

      o We have conducted training sessions with the appropriate treasury, accounting, legal and internal audit personnel with respect to the above to ensure that we evaluate and document derivative transactions in compliance with SFAS 133.

Income Tax Accounting

      As discussed above, management has determined that the lack of a control to reconcile the difference between the tax basis and book basis of each component of the Company's balance sheet with the deferred tax asset and liability accounts constitutes a material weakness in internal control over financial reporting. Management has performed alternative analyses and reconciliations of the income tax balance sheet and income statement accounts and based thereon believes that the 2004 income tax provision is appropriate and that the remediation will not result in a material adjustment to the Company's reported balance sheet or net income as of or for the year ended December 31, 2004.

      In connection with the June 2001 acquisition by Tyco, our income tax compliance, reporting and planning function was transferred to Tyco. This caused a lapse in maintaining, developing and implementing changes to various income tax financial reporting processes that are currently required. Following our 2002 IPO, we classified our tax reporting as a "reportable condition", as defined by standards established by the American Institute of Certified Public Accountants. As previously reported, we have made substantial progress with respect to the reportable condition by hiring and training personnel, rebuilding tax reporting systems, preparing amendments to prior U.S. Federal income tax returns, and implementing processes and controls with respect to income tax reporting and compliance. Throughout 2004, we continued to develop the processes and controls to complete an analysis of our income tax asset and liability accounts, including the refinement of and reconciliation to transactional level detail of book to tax differences.

      As of the end of the period covered by this report, we have not fully remediated the material weakness in the Company's internal control over income tax deferred assets and liabilities. In this regard, we have conducted the following remedial actions:

      o Established a 2005 remediation plan to compute the book to tax basis differences at an asset and liability transactional level, including documentation, testing and periodic updates to senior management and the Audit Committee;

      o Further enhanced, and will continue to enhance, data processing capabilities to automate and better control the calculation of book to tax assets and liabilities at the transactional level; and

      o Continued to develop procedures and processes to prove the changes in the book to tax basis of our assets and liabilities that occur in interim and annual financial reporting periods.

      Other than the changes discussed above with respect to income tax accounting and derivative hedge accounting, there have been no changes to the Company's internal control over financial reporting that occurred since the beginning of the Company's fourth quarter of 2004 that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

                        CIT GROUP INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                      ($ in millions -- except share data)
                                                                   December 31,  December 31,
                                                                      2004         2003
                                                                   ------------ -------------
                                     ASSETS
Financing and leasing assets:
  Finance receivables ...........................................   $35,048.2    $31,300.2
Reserve for credit losses .......................................      (617.2)      (643.7)
                                                                    ---------    ---------
   Net finance receivables ......................................    34,431.0     30,656.5
   Operating lease equipment, net ...............................     8,290.9      7,615.5
   Finance receivables held for sale ............................     1,640.8        918.3
Cash and cash equivalents .......................................     2,210.2      1,973.7
Retained interests in securitizations
  and other investments .........................................     1,228.2      1,380.8
Goodwill and intangible assets, net .............................       596.5        487.7
Other assets ....................................................     2,713.7      3,310.3
                                                                    ---------    ---------
Total Assets ....................................................   $51,111.3    $46,342.8
                                                                    =========    =========

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Debt:
   Commercial paper .............................................   $ 4,210.9    $ 4,173.9
   Variable-rate senior notes ...................................    11,545.0      9,408.4
   Fixed-rate senior notes ......................................    21,715.1     19,830.8
   Preferred capital securities .................................       253.8        255.5
                                                                    ---------    ---------
Total debt ......................................................    37,724.8     33,668.6
Credit balances of factoring clients ............................     3,847.3      3,894.6
Accrued liabilities and payables ................................     3,443.7      3,346.4
                                                                    ---------    ---------
Total Liabilities ...............................................    45,015.8     40,909.6
                                                                    ---------    ---------
Commitments and Contingencies (Note 17)
Minority interest ...............................................        40.4         39.0
Stockholders' Equity:
   Preferred stock: $0.01 par value, 100,000,000
     authorized, none issued ....................................          --           --
   Common stock: $0.01 par value,
     600,000,000 authorized,
     Issued: 212,112,203 and 211,848,997 ........................         2.1          2.1
   Outstanding: 210,440,170 and 211,805,468
     Paid-in capital, net of deferred compensation
     of $39.3 and $30.6 .........................................    10,674.3     10,677.0
   Accumulated deficit ..........................................    (4,499.1)    (5,141.8)
   Accumulated other comprehensive loss .........................       (58.4)      (141.6)
Less: Treasury stock, 1,672,033 and 43,529 shares, at cost ......       (63.8)        (1.5)
                                                                    ---------    ---------
Total Stockholders' Equity ......................................     6,055.1      5,394.2
                                                                    ---------    ---------
Total Liabilities and Stockholders' Equity ......................   $51,111.3    $46,342.8
                                                                    =========    =========

                 See Notes to Consolidated Financial Statements.

                         CIT GROUP INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                    ($ in millions -- except per share data)

                                                    Years Ended          Three Months
                                                    December 31,             Ended        Years Ended
                                             -------------------------    December 31,   September 30,
                                                2004           2003           2002           2002
                                             ----------     ----------     ----------     ----------
Finance income ...........................   $  3,785.7     $  3,729.5     $    971.7     $  4,342.8
Interest expense .........................      1,260.1        1,348.7          349.5        1,464.7
                                             ----------     ----------     ----------     ----------
Net finance income .......................      2,525.6        2,380.8          622.2        2,878.1
Depreciation on operating lease equipment         956.0        1,053.0          277.3        1,241.0
                                             ----------     ----------     ----------     ----------
Net finance margin .......................      1,569.6        1,327.8          344.9        1,637.1
Provision for credit losses ..............        214.2          387.3          133.4          788.3
                                             ----------     ----------     ----------     ----------
Net finance margin after provision
 for credit losses .......................      1,355.4          940.5          211.5          848.8
Other revenue ............................        890.6          947.6          263.5          972.6
Net loss on venture capital investments ..         (3.5)         (88.3)          (6.4)         (40.3)
                                             ----------     ----------     ----------     ----------
Operating margin .........................      2,242.5        1,799.8          468.6        1,781.1
                                             ----------     ----------     ----------     ----------
Salaries and general operating expenses ..      1,046.4          912.9          232.6          921.0
Goodwill impairment ......................           --             --             --        6,511.7
Interest expense -- TCH ..................           --             --             --          662.6
                                             ----------     ----------     ----------     ----------
Operating expenses .......................      1,046.4          912.9          232.6        8,095.3
                                             ----------     ----------     ----------     ----------
Gain on redemption of debt ...............         41.8           50.4             --             --
                                             ----------     ----------     ----------     ----------
Income (loss) before provision for
 income taxes ............................      1,237.9          937.3          236.0       (6,314.2)
Provision for income taxes ...............       (483.2)        (365.0)         (92.0)        (374.0)
Minority interest, after tax .............         (1.1)            --             --             --
Dividends on preferred capital securities,
after tax ................................           --           (5.4)          (2.7)         (10.5)
                                             ----------     ----------     ----------     ----------
Net income (loss) ........................   $    753.6     $    566.9     $    141.3     $ (6,698.7)
                                             ==========     ==========     ==========     ==========
Per share data
Basic earnings (loss) per share ..........   $     3.57     $     2.68     $     0.67     $   (31.66)
Diluted earnings (loss) per share ........   $     3.50     $     2.66     $     0.67     $   (31.66)
Number of shares -- basic (thousands) ....      211,017        211,681        211,573        211,573
Number of shares -- diluted (thousands) ..      215,054        213,143        211,826        211,695
Dividends per common share ...............   $     0.52     $     0.48     $     0.12     $       --

                See Notes to Consolidated Financial Statements.

                        CIT GROUP INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                ($ in millions)

                                                                                                        Accumulated
                                                                                         Accumulated       Other          Total
                                            Common    Paid-in    Contributed   Treasury   Earnings/    Comprehensive   Stockholders'
                                             Stock    Capital      Capital       Stock    (Deficit)    Income/(Loss)      Equity
                                            ------   ---------   -----------   --------  -----------   -------------   -------------
September 30, 2001 .......................   $ --    $      --   $  5,842.5    $    --    $   181.9       $ (76.8)       $ 5,947.6
Net loss .................................                                                 (6,698.7)                      (6,698.7)
Foreign currency translation adjustments .                                                                  (62.4)           (62.4)
Change in fair values of derivatives
  qualifying as cash flow hedges .........                                                                  (57.1)           (57.1)
Unrealized gain on equity and
  securitization investments, net ........                                                                   21.0             21.0
Minimum pension liability adjustment .....                                                                  (21.0)           (21.0)
                                                                                                                         ---------
Total comprehensive loss .................                                                                                (6,818.2)
                                                                                                                         ---------
Issuance of common stock in connection
  with the initial public offering .......    2.0     10,420.4    (10,422.4)                                                    --
Common stock issued -- overallotment .....    0.1        249.2                                                               249.3
Capital contribution from Tyco for TCH ...                          4,579.9                   794.0                        5,373.9
Restricted common stock grants ...........                 5.2                                                                 5.2
                                             ----    ---------   ----------    -------    ---------       -------        ---------
September 30, 2002 .......................    2.1     10,674.8           --         --     (5,722.8)       (196.3)         4,757.8
Net income ...............................                                                    141.3                          141.3
Foreign currency translation adjustments .                                                                    0.2              0.2
Change in fair values of derivatives
  qualifying as cash flow hedges .........                                                                    2.2              2.2
Unrealized gain on equity and
  securitization investments, net ........                                                                   (6.8)            (6.8)
                                                                                                                         ---------
Total comprehensive income ...............                                                                                   136.9
                                                                                                                         ---------
Cash dividends ...........................                                                    (25.4)                         (25.4)
Restricted common stock grants ...........                 1.4                                                                 1.4
                                             ----    ---------   ----------    -------    ---------       -------        ---------
December 31, 2002 ........................    2.1     10,676.2           --         --     (5,606.9)       (200.7)         4,870.7
Net income ...............................                                                    566.9                          566.9
Foreign currency translation adjustments .                                                                  (30.2)           (30.2)
Change in fair values of derivatives
  qualifying as cash flow hedges .........                                                                   77.0             77.0
Unrealized gain on equity and
  securitization investments, net ........                                                                   (7.4)            (7.4)
Minimum pension liability adjustment .....                                                                   19.7             19.7
                                                                                                                         ---------
Total comprehensive income ...............                                                                                   626.0
                                                                                                                         ---------
Cash dividends ...........................                                                   (101.8)                        (101.8)
Restricted common stock grants ...........                 8.8                                                                8.8
Treasury stock purchased, at cost ........                                       (28.9)                                      (28.9)
Exercise of stock option awards ..........                (7.3)                   27.4                                        20.1
Employee stock purchase plan
  participation ..........................                (0.7)                                                               (0.7)
                                             ----    ---------   ----------    -------    ---------       -------        ---------
December 31, 2003 ........................    2.1     10,677.0           --       (1.5)    (5,141.8)       (141.6)         5,394.2
Net income ...............................                                                    753.6                          753.6
Foreign currency translation adjustments .                                                                   68.6             68.6
Change in fair values of derivatives
  qualifying as cash flow hedges .........                                                                   14.2             14.2
Unrealized gain on equity and
  securitization investments, net ........                                                                    2.3              2.3
Minimum pension liability adjustment .....                                                                   (1.9)            (1.9)
                                                                                                                         ---------
Total comprehensive income ...............                                                                                   836.8
                                                                                                                         ---------
Cash dividends ...........................                                                   (110.9)                        (110.9)
Restricted common stock grants ...........                23.5                                                                23.5
Treasury stock purchased, at cost ........                                      (174.8)                                     (174.8)
Exercise of stock option awards ..........               (25.6)                  111.6                                        86.0
Employee stock purchase plan
  participation ..........................                (0.6)                    0.9                                         0.3
                                             ----    ---------   ----------    -------    ---------       -------        ---------
December 31, 2004 ........................   $2.1    $10,674.3   $       --    $ (63.8)   $(4,499.1)      $ (58.4)       $ 6,055.1
                                             ====    =========   ==========    =======    =========       =======        =========

                See Notes to Consolidated Financial Statements.

                         CIT GROUP INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 ($ in millions)

                                                                  Years Ended           Three Months
                                                                  December 31,             Ended         Year Ended
                                                           ------------------------     December 31,    September 30,
                                                              2004          2003            2002            2002
                                                           ----------    ----------     ------------    -------------
Cash Flows From Operations
Net income (loss) ......................................   $    753.6    $    566.9      $    141.3      $ (6,698.7)
Adjustments to reconcile net income (loss)
   to net cash flows from operations:
Depreciation and amortization ..........................        998.8       1,086.6           287.5         1,286.5
Provision for deferred federal income taxes ............        321.0         265.1            71.9           276.9
Provision for credit losses ............................        214.2         387.3           133.4           788.3
Gains on equipment, receivable and investment sales, net       (208.8)       (164.7)          (51.8)         (203.1)
Gain on debt redemption ................................        (41.8)        (50.4)           --              --
(Increase) decrease in finance receivables
   held for sale .......................................       (394.5)        295.1          (193.9)         (261.6)
(Increase) decrease in other assets ....................       (282.2)       (174.2)           26.7          (626.7)
Increase in accrued liabilities and payables ...........        328.9         279.2            55.4            57.0
Goodwill impairment ....................................         --            --              --           6,511.7
Other ..................................................        (71.5)         (8.7)          (52.0)            4.0
                                                           ----------    ----------      ----------      ----------
Net cash flows provided by operations ..................      1,617.7       2,482.2           418.5         1,134.3
                                                           ----------    ----------      ----------      ----------
Cash Flows From Investing Activities
Loans extended .........................................    (57,062.0)    (53,157.8)      (12,873.8)      (48,300.6)
Collections on loans ...................................     48,944.1      45,123.9        12,089.7        42,584.2
Proceeds from asset and receivable sales ...............      8,491.4       7,419.0         1,279.3        11,254.0
Purchase of finance receivable portfolios ..............     (3,180.0)     (1,097.5)         (254.7)         (372.7)
Purchases of assets to be leased .......................     (1,489.2)     (2,096.3)         (449.1)       (1,877.2)
Acquisitions, net of cash acquired .....................       (726.8)         --              --              --
Goodwill and intangibles assets acquired ...............       (122.1)        (92.6)           --              --
Net decrease (increase) in short-term
   factoring receivables ...............................         48.3        (396.1)          391.7          (651.9)
Other ..................................................         41.6          14.8            (4.3)          (52.5)
                                                           ----------    ----------      ----------      ----------
Net cash flows (used for) provided by
  investing activities .................................     (5,054.7)     (4,282.6)          178.8         2,583.3
                                                           ----------    ----------      ----------      ----------
Cash Flows From Financing Activities
Proceeds from the issuance of variable and
   fixed-rate notes ....................................     13,005.6      13,034.6         2,463.2        13,093.4
Repayments of variable and fixed-rate notes ............     (8,824.1)    (10,265.6)       (3,558.3)      (12,148.8)
Cash dividends paid ....................................       (110.9)       (101.8)          (25.4)           --
Net repayments of non-recourse leveraged
   lease debt ..........................................       (367.2)       (125.4)          (35.0)         (187.7)
Net increase (decrease) in commercial paper ............         37.0        (800.7)          320.4        (4,186.2)
Capital contribution from former parent ................         --            --              --             923.5
Proceeds from issuance of common stock .................         --            --              --             254.6
Other ..................................................        (66.9)         (3.6)           --              --
                                                           ----------    ----------      ----------      ----------
Net cash flows provided by (used for)
financing activities ...................................      3,673.5       1,737.5          (835.1)       (2,251.2)
                                                           ----------    ----------      ----------      ----------
Net increase (decrease) in cash and cash equivalents ...        236.5         (62.9)         (237.8)        1,466.4
Cash and cash equivalents, beginning of period .........      1,973.7       2,036.6         2,274.4           808.0
                                                           ----------    ----------      ----------      ----------
Cash and cash equivalents, end of period ...............   $  2,210.2    $  1,973.7      $  2,036.6      $  2,274.4
                                                           ==========    ==========      ==========      ==========

Supplementary Cash Flow Disclosure
Interest paid ..........................................   $  1,241.5    $  1,517.6      $    418.5      $  1,713.9
Federal, foreign, state and local income taxes paid,
   (received) net ......................................   $    115.0    $     80.6      $     44.2      $    (43.9)

                 See Notes to Consolidated Financial Statements.

                         CIT GROUP INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 -- Business and Summary of Significant Accounting Policies

      CIT Group Inc., a Delaware corporation ("we," "CIT" or the "Company"), is a leading global source of financing and leasing capital for companies in a wide variety of industries, including many of today's leading industries and growing economic sectors, offering vendor, equipment, commercial, factoring, home mortgage, small business, educational lending and structured financing products. CIT operates primarily in North America, with locations in Europe, Latin America, Australia and the Asia-Pacific region.

Basis of Presentation

      The Consolidated Financial Statements include the results of CIT and its subsidiaries and have been prepared in U.S. dollars in accordance with accounting principles generally accepted in the United States. Certain prior period amounts have been reclassified to conform to the current presentation. On June 1, 2001, The CIT Group, Inc. was acquired by a wholly-owned subsidiary of Tyco International Ltd. ("Tyco"), in a purchase business combination recorded under the "push-down" method of accounting, resulting in a new basis of accounting for the "successor" period beginning June 2, 2001 and the recognition of related goodwill. On July 8, 2002, Tyco completed a sale of 100% of CIT's outstanding common stock in an initial public offering ("IPO"). Immediately prior to the offering, CIT was merged with its parent Tyco Capital Holding, Inc. ("TCH"), a company used to acquire CIT. As a result, the historical financial results of TCH are included in the historical consolidated CIT financial statements.

      Following the acquisition by Tyco, our fiscal year end was changed from December 31 to September 30, to conform to Tyco's fiscal year end. On November 5, 2002, the CIT Board of Directors approved the return to a calendar year end effective December 31, 2002. Accordingly, the three months ended December 31, 2002 constitutes a transitional fiscal period.

      In accordance with the provisions of FASB Interpretation No. 46R ("FIN 46"), "Consolidation of Variable Interest Entities," CIT consolidates variable interest entities for which management has concluded that CIT is the primary beneficiary. Entities that do not meet the definition of a variable interest entity are subject to the provisions of Accounting Research Bulletin No. 51 ("ARB 51"), "Consolidated Financial Statements" and are consolidated when management has determined that it has the controlling financial interest. Entities which do not meet the consolidation criteria in either FIN 46 or ARB 51 but which are significantly influenced by the Company, generally those entities that are twenty to fifty percent owned by CIT, are included in other assets at cost for securities not readily marketable and presented at the corresponding share of equity plus loans and advances. Investments in entities which management does not have significant influence are included in other assets at cost, less declines in value that are other than temporary. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities", qualifying special purpose entities utilized in securitizations are not consolidated. Inter-company transactions have been eliminated.

Financing and Leasing Assets

      CIT provides funding through a variety of financing arrangements, including term loans, lease financing and operating leases. The amounts outstanding on loans and direct financing leases are referred to as finance receivables and, when combined with finance receivables held for sale, net book value of operating lease equipment, and certain investments, represent financing and leasing assets.

      At the time of designation for sale, securitization or syndication by management, assets are classified as finance receivables held for sale. These assets are carried at the lower of cost or fair value.

Income Recognition

      Finance income includes interest on loans, the accretion of income on direct financing leases, and rents on operating leases. Related origination and other nonrefundable fees and direct origination costs are deferred and amortized as an adjustment of finance income over the contractual life of the transactions. Income on finance

                         CIT GROUP INC. AND SUBSIDIARIES
receivables other than leveraged leases is recognized on an accrual basis commencing in the month of origination. Leveraged lease income is recognized on a basis calculated to achieve a constant after-tax rate of return for periods in which CIT has a positive investment in the transaction, net of related deferred tax liabilities. Rental income on operating leases is recognized on an accrual basis.

      The accrual of finance income on commercial finance receivables is generally suspended and an account is placed on non-accrual status when payment of principal or interest is contractually delinquent for 90 days or more, or earlier when, in the opinion of management, full collection of all principal and interest due is doubtful. Given the nature of revolving credit facilities, including those combined with term loan facilities (advances and interest accruals increase revolving loan balances and payments reduce revolving loan balances), the placement of revolving credit facilities on non-accrual status includes the review of other qualitative and quantitative credit-related factors, and generally does not result in the reversal of significant amounts of accrued interest. To the extent the estimated fair value of collateral does not satisfy both the principal and accrued interest outstanding, accrued but uncollected interest at the date an account is placed on non-accrual status is reversed and charged against income. Subsequent interest received is applied to the outstanding principal balance until such time as the account is collected, charged-off or returned to accrual status. The accrual of finance income on consumer loans is suspended, and all previously accrued but uncollected income is reversed, when payment of principal and/or interest is contractually delinquent for 90 days or more.

      Other revenue includes the following: (1) factoring commissions, (2) commitment, facility, letters of credit and syndication fees, (3) servicing fees, (4) gains and losses from sales of leasing equipment and sales of finance receivables, (5) gains from and fees related to securitizations including accretion related to retained interests (net of impairment) and (6) equity in earnings of joint ventures and unconsolidated subsidiaries.

Lease Financing

      Direct financing leases are recorded at the aggregate future minimum lease payments plus estimated residual values less unearned finance income. Operating lease equipment is carried at cost less accumulated depreciation and is depreciated to estimated residual value using the straight-line method over the lease term or projected economic life of the asset. Equipment acquired in satisfaction of loans and subsequently placed on operating lease is recorded at the lower of carrying value or estimated fair value when acquired. Lease receivables include leveraged leases, for which a major portion of the funding is provided by third party lenders on a nonrecourse basis, with CIT providing the balance and acquiring title to the property. Leveraged leases are recorded at the aggregate value of future minimum lease payments plus estimated residual value, less nonrecourse third party debt and unearned finance income. Management performs periodic reviews of the estimated residual values with impairment, other than temporary, recognized in the current period.

Reserve for Credit Losses on Finance Receivables

      The reserve for credit losses is intended to provide for losses inherent in the portfolio and is periodically reviewed for adequacy considering economic conditions, collateral values and credit quality indicators, including historical and expected charge-off experience and levels of and trends in past due loans, non-performing assets and impaired loans. Changes in economic conditions or other events affecting specific obligors or industries may necessitate additions or deductions to the reserve for credit losses.

      The reserve for credit losses is determined based on three key components:
(1) specific reserves for collateral dependent loans that are impaired, based upon the value of underlying collateral or projected cash flows, (2) reserves for estimated losses inherent in the portfolio based upon the value of underlying collateral or projected cash flows and (3) reserves for economic environment and other factors. In management's judgment, the reserve for credit losses is adequate to provide for credit losses inherent in the portfolio.

Charge-off of Finance Receivables

      Finance receivables are reviewed periodically to determine the probability of loss. Charge-offs are taken after considering such factors as the borrower's financial condition and the value of underlying collateral and

                         CIT GROUP INC. AND SUBSIDIARIES
guarantees (including recourse to dealers and manufacturers). Such charge-offs are deducted from the carrying value of the related finance receivables. To the extent that an unrecovered balance remains due, a final charge-off is taken at the time collection efforts are deemed no longer useful. Charge-offs are recorded on consumer and certain small ticket commercial finance receivables beginning at 180 days of contractual delinquency based upon historical loss severity. Collections on accounts previously charged off are recorded as recoveries.

Impaired Loans

      Impaired loans include any loans for $500 thousand or greater, other than homogeneous pools of loans, that are placed on non-accrual status and are subject to periodic individual review by CIT's Asset Quality Review Committee ("AQR"). The AQR, which is comprised of members of senior management, reviews overall portfolio performance, as well as individual accounts meeting certain credit risk grading parameters. Excluded from impaired loans are: 1) certain individual commercial non-accrual loans for which the collateral value supports the outstanding balance and the continuation of earning status, 2) home lending and other homogeneous pools of loans, which are subject to automatic charge-off procedures, and 3) short-term factoring customer receivables, generally having terms of no more than 30 days. Loan impairment occurs when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loan impairment is measured as any shortfall between the estimated value and the recorded investment in the loan, with the estimated value determined using the fair value of the collateral and other cash flows if the loan is collateral dependent, or the present value of expected future cash flows discounted at the loan's effective interest rate.

Long-Lived Assets

      A review for impairment of long-lived assets, such as certain operating lease equipment, is performed at least annually and whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable. Impairment of assets is determined by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair value is based upon discounted cash flow analysis and available market data. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Goodwill and Other Identified Intangibles

      SFAS No. 141 "Business Combinations" requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method. The purchase method of accounting requires that the cost of an acquired entity be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The difference between the fair values and the purchase price is recorded to goodwill. Also under SFAS 141, identified intangible assets acquired in a business combination must be separately valued and recognized on the balance sheet if they meet certain requirements.

      Goodwill represents the excess of the purchase price over the fair value of identifiable assets acquired, less the fair value of liabilities assumed from business combinations. CIT adopted SFAS No. 142, "Goodwill and Other Intangible Assets" effective October 1, 2001. The Company determined that there was no impact of adopting this standard under the transition provisions of SFAS No.
142. Since adoption, goodwill is no longer amortized, but instead is assessed for impairment at least annually. During this assessment, management relies on a number of factors, including operating results, business plans, economic projections, anticipated future cash flows, and transactions and market place data.

      Intangible assets consist primarily of customer relationships acquired in 2004 and 2003 acquisitions, which have amortizable lives up to 20 years, and computer software and related transaction processes, which are being amortized over a 5-year life. An evaluation of the remaining useful lives and the amortization methodology of the intangible assets is performed periodically to determine if any change is warranted.

                         CIT GROUP INC. AND SUBSIDIARIES

Other Assets

      Assets received in satisfaction of loans are carried at the lower of carrying value or estimated fair value less selling costs, with write-downs at the time of receipt recognized by recording a charge-off. Subsequent write-downs of such assets, which may be required due to a decline in estimated fair market value after receipt, are reflected in general operating expenses.

      Realized and unrealized gains (losses) on marketable equity securities included in CIT's venture capital portfolios are recognized currently in operations. Unrealized gains and losses, representing the difference between carrying value and estimated current fair market value, for all other debt and equity securities are recorded in other accumulated comprehensive income, a separate component of equity.

      Investments in joint ventures are accounted for using the equity method, whereby the investment balance is carried at cost and adjusted for the proportionate share of undistributed earnings or losses. Unrealized intercompany profits and losses are eliminated until realized, as if the joint venture were consolidated.

      Investments in debt and equity securities of non-public companies are carried at fair value. Gains and losses are recognized upon sale or write-down of these investments as a component of operating margin.

Securitization Sales

      Pools of assets are originated and sold to special purpose entities which, in turn, issue debt securities backed by the asset pools or sell individual interests in the assets to investors. CIT retains the servicing rights and participates in certain cash flows from the pools. The present value of expected net cash flows (after payment of principal and interest to certificate and/or note holders and credit-related disbursements) that exceeds the estimated cost of servicing is recorded at the time of sale as a "retained interest." Retained interests in securitized assets are classified as available-for-sale securities under SFAS No. 115. CIT, in its estimation of those net cash flows and retained interests, employs a variety of financial assumptions, including loan pool credit losses, prepayment speeds and discount rates. These assumptions are supported by both CIT's historical experience, market trends and anticipated performance relative to the particular assets securitized. Subsequent to the recording of retained interests, estimated cash flows underlying retained interests are periodically updated based upon current information and events that management believes a market participant would use in determining the current fair value of the retained interest. An 'other-than temporary' impairment is recorded and included in net income to write down the retained interest to estimated fair value if the analysis indicates that an adverse change in estimated cash flows has occurred. Unrealized gains are not credited to current earnings, but are reflected in stockholders' equity as part of other comprehensive income.

      Servicing assets or liabilities are established when the fees for servicing securitized assets are more or less than adequate compensation to CIT for servicing the assets. Servicing assets or liabilities are recognized over the servicing period and are periodically evaluated for impairment. CIT securitization transactions generally do not result in servicing assets or liabilities, as typically the contractual fees are adequate compensation in relation to the associated servicing costs.

Derivative Financial Instruments

      CIT uses interest rate swaps, bond forwards, currency swaps and foreign exchange forward contracts as part of a worldwide market risk management program to hedge against the effects of future interest rate and currency fluctuations. CIT does not enter into derivative financial instruments for trading or speculative purposes.

      On January 1, 2001, CIT adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Derivative instruments are recognized in the balance sheet at their fair values in other assets and accrued liabilities and payables, and changes in fair values are recognized immediately in earnings, unless the derivatives qualify as hedges of future cash flows. For derivatives qualifying as hedges of future cash flows, the effective portion of changes in fair value is recorded temporarily in accumulated other comprehensive income as a separate component of equity, and contractual cash flows, along with the related impact of the hedged items, continue to be recognized in earnings. Any ineffective portion of a hedge is reported in current earnings. Amounts accumulated in other comprehensive income are reclassified to earnings in the same period that the hedged transaction impacts earnings.

                         CIT GROUP INC. AND SUBSIDIARIES

      The net interest differential, including premiums paid or received, if any, on interest rate swaps, is recognized on an accrual basis as an adjustment to finance income or as interest expense to correspond with the hedged position. In the event of early termination of a derivative instrument classified as a cash flow hedge, the gain or loss remains in accumulated other comprehensive income until the hedged transaction is recognized in earnings.

      CIT utilizes foreign exchange forward contracts or cross-currency swaps to convert U.S. dollar borrowings into local currency when local borrowings are not cost effective or available. CIT also utilizes foreign exchange forward contracts to hedge its net investments in foreign operations. These instruments are designated as hedges and resulting gains and losses are reflected in accumulated other comprehensive income as a separate component of equity.

      CIT is exposed to credit risk to the extent that the counterparty fails to perform under the terms of a derivative instrument. This risk is measured as the market value of derivative transactions with a positive fair value, reduced by the effects of master netting agreements. We manage this credit risk by requiring that all derivative transactions be conducted with counterparties rated investment grade by nationally recognized rating agencies, with the majority of the counterparties rated "AA" or higher, and by setting limits on the exposure with any individual counterparty. Accordingly, counterparty credit risk is not considered significant.

Foreign Currency Translation

      CIT has operations in Canada, Europe and other countries outside the United States. The functional currency for these foreign operations is generally the local currency. The value of the assets and liabilities of these operations is translated into U.S. dollars at the rate of exchange in effect at the balance sheet date. Revenue and expense items are translated at the average exchange rates effective during the year. The resulting foreign currency translation gains and losses, as well as offsetting gains and losses on hedges of net investments in foreign operations, are reflected in accumulated other comprehensive loss.

      Transaction gains and losses resulting from exchange rate changes on transactions denominated in currencies other than the functional currency are included in net income.

Income Taxes

      Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been reflected in the Consolidated Financial Statements. Deferred tax liabilities and assets are determined based on the differences between the book values and the tax basis of particular assets and liabilities, using tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided to offset any net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. U.S. income taxes are generally not provided on undistributed earnings of foreign operations as such earnings are permanently invested. The determination of the tax effect of such unremitted earnings is not practicable. Income tax reserves reflect open tax return positions, tax assessments received, tax law changes and third party indemnifications, and are included in current taxes payable, which is reflected in accrued liabilities and payables.

Accounting for Costs Associated with Exit or Disposal Activities

      On January 1, 2003, the Company adopted SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 requires that a liability for costs associated with exit or disposal activities, other than in a business combination, be recognized when the liability is incurred. Previous generally accepted accounting principles provided for the recognition of such costs at the date of management's commitment to an exit plan. In addition, SFAS 146 requires that the liability be measured at fair value and be adjusted for changes in estimated cash flows. This statement did not have a material impact on the Company's consolidated financial statements.

Other Comprehensive Income/Loss

      Other comprehensive income/loss includes unrealized gains on securitization retained interests and other investments, foreign currency translation adjustments pertaining to both the net investment in foreign operations and the related derivatives designated as hedges of such investments, the changes in fair values of derivative instruments designated as hedges of future cash flows and minimum pension liability adjustments.

                         CIT GROUP INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

      Cash and cash equivalents includes cash and interest-bearing deposits, which generally represent overnight money market investments of excess cash maintained for liquidity purposes. Cash inflows and outflows from commercial paper borrowings and most factoring receivables are presented on a net basis in the Statements of Cash Flows, as their original term is generally less than 90 days.

Use of Estimates

      The  preparation  of financial  statements in conformity  with  accounting principles generally accepted in the United States of America requires management to make extensive use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Stock-Based Compensation

      CIT has elected to apply Accounting Principles Board Opinion 25 ("APB 25") rather than the optional provisions of SFAS No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"), as amended by SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure" in accounting for its stock-based compensation plans. Under APB 25, CIT does not recognize compensation expense on the issuance of its stock options because the option terms are fixed and the exercise price equals the market price of the underlying stock on the grant date. The following table presents the pro forma information required by SFAS 123 as if CIT had accounted for stock options granted under the fair value method of SFAS 123, as amended ($ in millions, except per share data):


                                                            Years Ended          Three Months
                                                           December 31,              Ended       Year Ended
                                                       ---------------------     December 31,   September 30,
                                                        2004           2003          2002           2002
                                                        ----           ----      -------------  -------------
Net income (loss) as reported.......................   $753.6         $566.9        $141.3       $(6,698.7)
Stock-based compensation expense -- fair value
   method, after tax................................    (20.6)         (23.0)         (5.7)           (5.7)
                                                       ------         ------        ------       ---------
Pro forma net income (loss).........................   $733.0         $543.9        $135.6       $(6,704.4)
                                                       ======         ======        ======       =========
Basic earnings (loss) per share as reported.........   $ 3.57         $ 2.68        $ 0.67       $  (31.66)
Basic earnings (loss) per share pro forma...........   $ 3.47         $ 2.57        $ 0.64       $  (31.69)
Diluted earnings (loss) per share as reported.......   $ 3.50         $ 2.66        $ 0.67       $  (31.66)
Diluted earnings (loss) per share pro forma.........   $ 3.41         $ 2.55        $ 0.64       $  (31.69)

      Compensation expense related to restricted stock awards is recognized over the respective vesting periods and totalled (net of tax) $14.3 million, $5.5 million, $0.6 million and $3.2 million for the years ended December 31, 2004 and 2003, the three months ended December 31, 2002 and the year ended September 30, 2002, respectively.

Accounting Pronouncements

      In December 2004, the FASB issued a revision to SFAS No. 123, "Share-Based Payment" ("FAS 123R"). FAS 123R requires the recognition of compensation expense for all stock-based compensation plans as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. The current accounting for employee stock options is most impacted by this new standard, as costs associated with restricted stock awards are already recognized in net income and amounts associated with employee stock purchase plans are not significant. Similar to the proforma amounts disclosed historically, the compensation cost relating to options will be based upon the grant-date fair value of the award and will be recognized over the vesting period. FAS 123R allows for both prospective and retrospective adoption. The financial statement impact of adopting FAS 123R is not expected to differ materially from historical proforma disclosures. Management is evaluating the transition alternatives, all of which require compensation expense to be included in net income in 2005, and valuation methodologies allowed under the new standard.

                         CIT GROUP INC. AND SUBSIDIARIES

      In December 2004, the FASB issued FASB Staff Position No. FAS 109-2, "Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004" ("FSP 109-2"). Given the lack of clarification of certain provisions and the timing of the Act, FSP 109-2 allows for time beyond the year ended December 31, 2004 (the period of enactment) to evaluate the effect of the Act on plans for reinvestment or repatriation of foreign earnings for purposes of applying income tax accounting under SFAS No. 109.

      In March 2004, the SEC issued Staff Accounting Bulletin 105, "Application of Accounting Principles to Loan Commitments" ("SAB 105"). SAB 105 requires that certain mortgage loan commitments issued after March 31, 2004 are accounted for as derivatives until the loan is made or they expire unexercised. The adoption of SAB 105 did not have a material financial statement impact.

      In January 2004, the FASB issued FASB Staff Position No. FAS 106-1, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug Improvement and Modernization Act of 2003" ("FSP 106-1"). For the third quarter of 2004, the Company accounted for the effects of the Medicare Prescription Drug and Modernization Act of 2003 by recognizing the impact of the Medicare prescription drug subsidy prospectively from July 1, 2004. The subsidy reduced the July 1, 2004 Accumulated Post Retirement Benefit Obligation and 2004 annual related expense by $3.5 million and $0.3 million, respectively.

      In December 2003, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position No. 03-3, "Accounting for Certain Loans or Debt Securities Acquired in a Transfer" ("SOP 03-3"). SOP 03-3, which is effective for fiscal years beginning after December 15, 2004, requires acquired loans to be carried at fair value and prohibits the establishment of acquisition credit loss reserves related to business combinations or portfolio acquisitions that have evidence of credit deterioration since origination. At our recent level and type of acquisitions, the adoption of SOP 03-3 is not expected to have a material financial statement impact.

      In December 2003, the SEC issued Staff Accounting Bulletin 104, "Revenue Recognition" ("SAB 104"), which revises or rescinds portions of related interpretive guidance in order to be consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The adoption of SAB 104 as of January 1, 2004 did not have a material financial statement impact on the Company.

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This pronouncement establishes standards for classifying and measuring certain financial instruments as a liability (or an asset in some circumstances). This pronouncement requires CIT to display the Preferred Capital Securities (previously described as "Company obligated mandatorily redeemable preferred securities of subsidiary trust holding solely debentures of the Company") within the debt section on the face of the Consolidated Balance Sheets and show the related expense with interest expense on a pre-tax basis. There was no impact to net income upon adoption. This pronouncement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Prior period restatement is not permitted. On November 7, 2003, certain measurement and classification provisions of SFAS 150, relating to certain mandatorily redeemable non-controlling interests, were deferred indefinitely. The adoption of these delayed provisions, which relate primarily to minority interests associated with finite-lived entities, is not expected to have a material financial statement impact on the Company.

Note 2 -- Finance Receivables

      The following table presents the breakdown of finance receivables by loans and lease receivables, as well as finance receivables previously securitized and still managed by CIT ($ in millions).

                                                  December 31,      December 31,
                                                      2004             2003
                                                  ------------      ------------
Loans..........................................     $27,566.2        $25,137.1
Leases.........................................       7,482.0          6,163.1
                                                    ---------        ---------
   Finance receivables.........................     $35,048.2        $31,300.2
                                                    =========        =========
Finance receivables securitized and
   managed by CIT..............................     $ 8,309.7        $ 9,651.7
                                                    =========        =========

                         CIT GROUP INC. AND SUBSIDIARIES

      Finance receivables include the following ($ in billions)

                                                 December 31,     December 31,
                                                     2004             2003
                                                 ------------     ------------
Unearned income...............................     $ (3.2)          $ (3.3)
Equipment residual values.....................     $  2.4           $  2.4
Leveraged leases..............................     $  1.2           $  1.1

      Leveraged leases exclude the portion funded by third party non-recourse debt payable of $2.9 billion at December 31, 2004, and $3.3 billion at December 31, 2003.

      The following table sets forth the contractual maturities of finance receivables due in the respective fiscal period. ($ in millions).

                                      December 31, 2004      December 31, 2003
                                      -----------------      -----------------
Due Within Year:
   1..............................   $11,799.5     33.7%     $11,698.9    37.4%
   2..............................     4,827.0     13.8%       4,503.7    14.4%
   3..............................     3,720.8     10.6%       3,441.2    11.0%
   4..............................     2,465.3      7.0%       2,197.9     7.0%
   5..............................     2,066.8      5.9%       2,095.9     6.7%
Thereafter........................    10,168.8     29.0%       7,362.6    23.5%
                                     ---------               ---------
Total.............................   $35,048.2    100.0%     $31,300.2   100.0%
                                     =========               =========

      Non-performing assets reflect both finance receivables on non-accrual status (primarily loans that are ninety days or more delinquent) and assets received in satisfaction of loans (repossessed assets). The following table sets forth certain information regarding total non-performing assets ($ in millions).

                                                   December 31,     December 31,
                                                       2004             2003
                                                   ------------     ------------
Non-accrual finance receivables..................    $ 458.4          $ 566.5
Assets received in satisfaction of loans.........       81.2            110.0
                                                     -------          -------
Total non-performing assets......................    $ 539.6          $ 676.5
                                                     -------          -------
Percentage of finance receivables................       1.54%            2.16%
                                                     =======          =======

      The following table contains information on loans evaluated for impairment and the reserve for credit losses associated with loans considered impaired. After being classified as impaired, there is no finance income recognized on these loans because the definition of an impaired loan is based upon non-accrual status ($ in millions).


                                                           At or for the         At or for the
                                                            Years Ended          Three Months   At or for the
                                                           December 31,              Ended       Year Ended
                                                       ---------------------      December 31,   September 30,
                                                        2004           2003          2002           2002
                                                        ----           ----      -------------- --------------
Finance receivables evaluated for impairment........   $400.9         $516.5        $959.9        $1,001.2
Finance receivables considered impaired.............   $235.4         $279.8        $522.3         $ 449.8
Associated reserve for credit losses(1).............   $ 60.4         $120.7        $156.9         $ 197.4
Finance receivables evaluated for impairment
   with no reserve for credit losses required.......   $165.5         $236.7        $437.6         $ 551.4
Average monthly investment in finance
   receivables considered for impairment(2).........   $445.4         $690.5        $980.6         $ 818.9

--------------------------------------------------------------------------------
(1) Impaired finance receivables are those loans whose estimated fair value, based upon underlying collateral or estimated cash flows, is less than the current recorded value. The allowance is the difference between these two amounts and is included in the reserve for credit losses.

(2) Includes telecommunications related accounts totaling $224.3 million, $316.0 million, $327.3 million and $185.5 million at December 31, 2004 and 2003, December 31, 2002 and September 30, 2002, respectively.

                         CIT GROUP INC. AND SUBSIDIARIES

Note 3 -- Reserve for Credit Losses

      The following table presents changes in the reserve for credit losses ($ in millions).


                                                           At or for the        At or for the
                                                            Years Ended          Three Months   At or for the
                                                           December 31,              Ended       Year Ended
                                                      ----------------------     December 31,   September 30,
                                                        2004           2003          2002           2002
                                                        ----           ----     --------------  -------------
Balance, beginning of period........................  $ 643.7        $ 760.8       $ 777.8         $ 492.9
                                                      -------        -------       -------         -------
Provision for credit losses.........................    270.0          408.8         133.4           453.3
Provision for credit losses -- specific
   reserving actions(1).............................    (55.8)         (21.5)            --          335.0
Reserves relating to acquisitions,
   dispositions and other(2)........................     60.5           17.5           4.1           (11.1)
                                                      -------        -------       -------         -------
   Additions to the reserve for credit losses.......    274.7          404.8         137.5           777.2
                                                      -------        -------       -------         -------
Charged-off -- finance receivables...................  (340.3)        (424.9)       (157.7)         (508.2)
Charged-off -- telecommunications....................   (40.1)         (47.0)        (15.5)          (30.9)
Charged-off -- Argentine.............................      --         (101.0)           --             --
Recoveries on finance receivables
   previously charged-off...........................     79.2           51.0          18.7            46.8
                                                      -------        -------       -------         -------
   Net credit losses................................   (301.2)        (521.9)       (154.5)         (492.3)
                                                      -------        -------       -------         -------
Balance, end of period..............................  $ 617.2        $ 643.7       $ 760.8         $ 777.8
                                                      =======        =======       =======         =======

Reserve for credit losses as a percentage
   of finance receivables...........................     1.76%          2.06%         2.75%           2.73%

--------------------------------------------------------------------------------
(1) The 2002 amount consists of reserving actions relating to telecommunications ($200.0 million) and Argentine exposures ($135.0 million). The 2003 amount reflects a reduction of the Argentine reserve after substantial work-out efforts were completed. This amount was offset by an increase to the provision for credit losses -- finance receivables. The 2004 amount includes a $43.3 million reduction to the telecommunications specific reserve and a $12.5 million reduction of the Argentine reserve following the sale of the remaining assets in this portfolio. The Argentine reduction was offset by an increase to the provision for credit losses -- finance receivables.

(2) The higher 2004 balance reflects increased portfolio purchase and business acquisition activity.

Note 4 -- Operating Lease Equipment

      The following table provides an analysis of the net book value (net of accumulated depreciation of $1.9 billion and $1.5 billion) of operating lease assets, by equipment type, at December 31, 2004 and 2003 ($ in millions).

                                                   December 31,     December 31,
                                                       2004             2003
                                                   ------------     ------------
Commercial aircraft (including regional
  aircraft)......................................     $4,461.0         $4,141.1
Railcars and locomotives.........................      2,212.8          1,987.3
Information technology...........................        430.4            229.3
Office equipment.................................        274.2            235.0
Communications...................................        237.8            320.6
Business aircraft................................        189.1            242.5
Other............................................        485.6            459.7
                                                      --------         --------
   Total.........................................     $8,290.9         $7,615.5
                                                      ========         ========
Off-lease equipment..............................     $  118.3         $  265.9
                                                      ========         ========

                         CIT GROUP INC. AND SUBSIDIARIES

      Rental income on operating leases, which is included in finance income, totaled $1.4 billion for the year ended December 31, 2004, $1.5 billion for the year ended December 31, 2003, $0.4 billion for the three months ended December 31, 2002, and $1.7 billion for the year ended September 30, 2002. The following table presents future minimum lease rentals on non-cancelable operating leases at December 31, 2004. Excluded from this table are variable rentals calculated on the level of asset usage, re-leasing rentals, and expected sales proceeds from remarketing operating lease equipment at lease expiration, all of which are components of operating lease profitability ($ in millions).

Years Ended December 31,                                                Amount
------------------------                                                ------
2005 ..............................................................    $1,099.9
2006 ..............................................................       742.7
2007 ..............................................................       445.3
2008 ..............................................................       301.9
2009 ..............................................................       205.2
Thereafter                                                                273.2
                                                                       --------
   Total ..........................................................    $3,068.2
                                                                       ========

Note 5 -- Concentrations

      The following table summarizes the geographic and industry compositions (by obligor) of financing and leasing portfolio assets ($ in millions):


                                                                    December 31, 2004       December 31, 2003
                                                                   -------------------     ------------------
Geographic                                                         Amount      Percent     Amount     Percent
                                                                   ------      -------     ------     -------
North America:
West...........................................................   $ 8,595.3     19.0%     $ 7,485.5    18.7%
Northeast......................................................     8,463.4     18.7%       8,319.8    20.8%
Midwest........................................................     6,907.0     15.3%       5,996.2    14.9%
Southeast......................................................     6,283.3     14.0%       5,558.6    13.9%
Southwest......................................................     4,848.3     10.7%       4,423.1    11.0%
Canada.........................................................     2,483.4      5.5%       2,055.5     5.1%
                                                                  ---------    -----      ---------   -----
Total North America............................................    37,580.7     83.2%      33,838.7    84.4%
Other foreign..................................................     7,580.2     16.8%       6,245.2    15.6%
                                                                  ---------    -----      ---------   -----
   Total.......................................................   $45,160.9    100.0%     $40,083.9   100.0%
                                                                  =========    =====      =========   =====

Industry
Manufacturing(1)...............................................   $ 6,932.0     15.4%     $ 7,340.6    18.3%
Retail(2)......................................................     5,859.4     13.0%       5,630.9    14.0%
Commercial airlines (including regional airlines)..............     5,512.4     12.2%       5,039.3    12.6%
Consumer based lending -- home lending..........................    5,069.8     11.2%       2,663.1     6.6%
Transportation(3)..............................................     2,969.6      6.6%       2,934.9     7.3%
Service industries.............................................     2,854.5      6.3%       2,608.3     6.5%
Consumer based lending -- non-real estate(4)....................    2,480.1      5.5%       1,862.1     4.7%
Wholesaling....................................................     1,727.5      3.8%       1,374.7     3.4%
Construction equipment.........................................     1,603.1      3.5%       1,571.2     3.9%
Communications(5)..............................................     1,292.1      2.9%       1,386.5     3.5%
Automotive Services............................................     1,196.3      2.6%       1,152.3     2.9%
Other (no industry greater than 3.0%)(6).......................     7,664.1     17.0%       6,520.0    16.3%
                                                                  ---------    -----      ---------   -----
   Total.......................................................   $45,160.9    100.0%     $40,083.9   100.0%
                                                                  =========    =====      =========   =====

--------------------------------------------------------------------------------
(1) Includes manufacturers of apparel (2.7%), followed by food and kindred products, textiles, transportation equipment, chemical and allied products, rubber and plastics, industrial machinery and equipment, and other industries.

(2)   Includes retailers of apparel (5.6%) and general merchandise (4.0%).

(3)   Includes  rail,  bus,   over-the-road  trucking  industries  and  business
      aircraft.

(4) Includes receivables from consumers for products in various industries such as manufactured housing, recreational vehicles, marine and computers and related equipment.

(5) Includes $335.2 million and $556.3 million of equipment financed for the telecommunications industry at December 31, 2004 and 2003, respectively, but excludes telecommunications equipment financed for other industries.

(6) Included in "Other" above are financing and leasing assets in the energy, power and utilities sectors, which totaled $1.1 billion, or 2.5% of total financing and leasing assets at December 31, 2004. This amount includes approximately $805.1 million in project financing and $259.9 million in rail cars on lease.

                         CIT GROUP INC. AND SUBSIDIARIES

Note 6 -- Retained Interests in Securitizations and Other Investments

      Retained interests in securitizations and other investments designated as available for sale are shown in the following table ($ in millions).


                                                                             December 31,     December 31,
                                                                                 2004             2003
                                                                             ------------     ------------
Retained interests in commercial loans:
   Retained subordinated securities.......................................     $ 446.2          $ 558.8
   Interest-only strips...................................................       292.4            367.1
   Cash reserve accounts..................................................       323.4            260.3
                                                                              --------         --------
   Total retained interests in commercial loans...........................     1,062.0          1,186.2
                                                                              --------         --------
Retained interests in consumer loans:
   Retained subordinated securities.......................................        76.6             64.5
   Interest-only strips...................................................        17.0             58.6
   Cash reserve accounts..................................................          --               --
                                                                              --------         --------
   Total retained interests in consumer loans.............................        93.6            123.1
                                                                              --------         --------
Total retained interests in securitizations...............................     1,155.6          1,309.3
Aerospace equipment trust certificates and other(2).......................        72.6             71.5
                                                                              --------         --------
   Total..................................................................    $1,228.2         $1,380.8
                                                                              ========         ========

--------------------------------------------------------------------------------
(1)   Comprised of amounts related to home lending receivables securitized.

(2) At December 31, 2004 other includes a $4.7 million investment in common stock received as part of a loan work-out of an aerospace account.

      The carrying value of the retained interests in securitized assets is reviewed quarterly for valuation impairment. The following table summarizes the net accretion recognized in pretax earnings, including the stated impairment charges, and unrealized after-tax gains, reflected as a part of accumulated other comprehensive loss ($ in millions):


                                                            Years Ended          Three Months
                                                           December 31,              Ended       Year Ended
                                                       ---------------------     December 31,   September 30,
                                                        2004           2003          2002           2002
                                                       ------         ------     -------------  -------------
Net accretion in pre-tax earnings...................   $ 44.2         $ 81.5        $ 33.2          $ 97.1
Impairment charges, included in net accretion.......   $ 62.4         $ 66.6        $ 10.6          $ 49.9
Unrealized after tax gains..........................   $  8.4         $  7.7        $ 20.5          $ 25.8

      The securitization programs cover a wide range of products and collateral types with different prepayment and credit risk characteristics. The prepayment speed, in the tables below, is based on Constant Prepayment Rate, which expresses payments as a function of the declining amount of loans at a compound annual rate. Weighted average expected credit losses are expressed as annual loss rates.

      The key assumptions used in measuring the retained interests at the date of securitization for transactions completed during 2004 (there were no consumer transactions during 2004) were as follows:

                                                         Commercial Equipment
                                                      --------------------------
                                                      Specialty        Equipment
                                                       Finance          Finance
                                                      ---------        ---------
Weighted average prepayment speed...................   38.58%           12.04%
Weighted average expected credit losses.............    0.41%            0.78%
Weighted average discount rate......................    7.18%            9.00%
Weighted average life (in years)....................    1.22             1.94

                         CIT GROUP INC. AND SUBSIDIARIES

      Key assumptions used in calculating the fair value of the retained interests in securitized assets by product type at December 31, 2004 were as follows:

                                                          Commercial Equipment
                                                          ---------------------      Manufactured   Recreational
                                                          Specialty   Equipment       Housing and    Vehicle and
                                                           Finance     Finance       Home Lending       Boat
                                                           -------     -------       ------------   ------------
Weighted average prepayment speed....................     27.27%        11.82%          26.55%        20.25%
Weighted average expected credit losses..............      1.19%         1.28%           1.55%         1.69%
Weighted average discount rate.......................      7.85%         9.49%          13.08%        14.48%
Weighted average life (in years).....................      0.98          1.38            3.07          2.68

      The impact of adverse changes to the key assumptions on the fair value of retained interests as of December 31, 2004 is shown in the following tables ($ in millions).

                                                     Manufactured   Recreational
                                        Commercial    Housing and    Vehicle and
                                         Equipment   Home Lending       Boat
                                        ----------    -----------    -----------
Prepayment speed:
  10 percent adverse change ..........   $ (10.6)       $ (4.3)         $ 0.1
  20 percent adverse change ..........     (20.2)         (8.0)           0.2
Expected credit losses:
  10 percent adverse change ..........      (8.3)         (5.4)          (0.9)
  20 percent adverse change ..........     (16.4)         (9.9)          (1.7)
Weighted average discount rate:
  10 percent adverse change ..........      (8.1)         (2.1)          (0.3)
  20 percent adverse change ..........     (15.9)         (4.1)          (0.7)

      These  sensitivities  are  hypothetical  and should be used with  caution.
Changes in fair value based on a 10 percent or 20 percent variation in assumptions generally cannot be extrapolated because the relationship of the change in assumptions to the change in fair value may not be linear. Also, in this table, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated without changing any other assumption. In reality, changes in one factor may result in changes in another (for example, increases in market interest rates may result in lower prepayments and increased credit losses), which might magnify or counteract the sensitivities.

      The following tables summarize static pool credit losses, which represent the sum of actual losses (life to date) and projected future credit losses, divided by the original balance of each pool of the respective assets for the securitizations during the period.


                                                     Commercial Equipment                 Home Equity
                                                    Securitizations During:          Securitizations During:
                                                    -----------------------          -----------------------
                                                    2004      2003      2002      2004    2003      2002
                                                    ----      ----      ----      ----    ----      ----
Actual and projected losses at:
  December 31, 2004 ............................    1.25%     1.52%     1.77%             2.78%     3.24%
  December 31, 2003 ............................              1.74%     2.04%             3.07%     2.72%
  December 31, 2002 ............................                        1.96%                       2.65%
  September 30, 2002 ...........................                        1.92%                       2.68%

                         CIT GROUP INC. AND SUBSIDIARIES

      The tables that follow summarize the roll-forward of retained interest balances and certain cash flows received from and paid to securitization trusts ($ in millions).

                                                    Year Ended       Year Ended
                                                   December 31,     December 31,
                                                       2004             2003
                                                   ------------     ------------
Retained Interests
------------------
Retained interest at beginning of period...........   $1,309.3         $1,355.9
New sales..........................................      499.5            640.9
Distributions from trusts..........................     (682.5)          (728.6)
Change in fair value...............................        1.2            (21.1)
Other, including net accretion, and
  clean-up calls...................................       28.1             62.2
                                                      --------         --------
Retained interest at end of period.................   $1,155.6         $1,309.3
                                                      ========         ========
Cash Flows During the Periods
-----------------------------
Proceeds from new securitizations..................   $3,870.4         $4,589.5
Other cash flows received on retained interests....      719.0            688.2
Servicing fees received............................       80.3             80.2
Reimbursable servicing advances, net...............      (6.0)              7.3
Repurchases of delinquent or foreclosed assets
   and ineligible contracts........................      (16.1)           (63.0)
Purchases of contracts through clean-up calls......     (164.5)          (439.8)
Guarantee draws....................................       (3.2)            (2.1)
                                                      --------         --------
   Total, net......................................   $4,479.9         $4,860.3
                                                      ========         ========

      The following table presents net charge-offs and accounts past due 60 days or more, on both an owned portfolio basis and managed receivable basis. Net charge-off percentages are on average owned finance receivables or managed receivables, while the past due percentages are on ending finance receivable or managed receivable balances. Managed receivables include finance receivables plus finance receivables previously securitized and still managed by CIT ($ in millions).


                        At or for the          At or for the          At or for the           At or for the
                         Year Ended             Year Ended         Three Months Ended          Year Ended
                      December 31, 2004      December 31, 2003      December 31, 2002      September 30, 2002
                      -----------------      -----------------      -----------------      ------------------
Net Charge-offs of
Finance Receivables
-------------------
Commercial........   $ 260.2     0.88%      $  494.7    1.79%      $  148.4     2.32%      $  467.9    1.68%
Consumer..........      41.0     1.11%          27.2    1.53%           6.1     2.46%          24.4    1.36%
                     -------                --------               --------                --------
  Total...........   $ 301.2     0.91%      $  521.9    1.77%      $  154.5     2.32%      $  492.3    1.67%
                     =======                ========               ========                ========
Net Charge-offs of
Managed Receivables
-------------------
Commercial........   $ 349.2     0.96%      $  639.5    1.80%      $  199.4     2.30%      $  749.9    2.05%
Consumer..........      60.7     1.17%          40.6    1.02%           6.8     1.03%          30.5    0.83%
                     -------                --------               --------                --------
  Total...........   $ 409.9     0.99%      $  680.1    1.72%      $  206.2     2.21%      $  780.4    1.94%
                     =======                ========               ========                ========
Finance Receivables
Past Due 60 Days
or More
-------------------
Commercial........   $ 491.6     1.64%       $ 587.6    2.05%       $ 925.5     3.47%       $ 996.7    3.62%
Consumer..........     116.4     2.27%          88.7    3.33%          75.8     7.87%          73.3    7.85%
                     -------                --------               --------                --------
  Total...........   $ 608.0     1.73%       $ 676.3    2.16%      $1,001.3     3.63%      $1,070.0    3.76%
                     =======                ========               ========                ========
Managed Receivables
Past Due 60 Days
or More
-------------------
Commercial........   $ 650.6     1.69%       $ 824.4    2.22%      $1,242.8     3.47%      $1,392.6    3.74%
Consumer..........     227.8     3.45%         197.6    4.22%         152.8     4.36%         146.0    4.26%
                     -------                --------               --------                --------
  Total...........   $ 878.4     1.95%      $1,022.0    2.44%      $1,395.6     3.55%      $1,538.6    3.78%
                     =======                ========               ========                ========

                         CIT GROUP INC. AND SUBSIDIARIES

Note 7 -- Other Assets

      Other assets consisted of the following ($ in millions):


                                                                             December 31,     December 31,
                                                                                 2004             2003
                                                                             ------------     ------------
Other Assets
------------
Accrued interest and receivables from derivative counterparties...........      $  390.0         $  869.9
Investments in and receivables from non-consolidated subsidiaries.........         719.5            603.2
Deposits on commercial aerospace flight equipment.........................         333.1            283.2
Private fund and direct equity investments................................         181.0            249.9
Prepaid expenses..........................................................         105.3            154.7
Repossessed assets and off-lease equipment................................          98.9            122.2
Furniture and fixtures, miscellaneous receivables and other assets........         885.9          1,027.2
                                                                                --------         --------
                                                                                $2,713.7         $3,310.3
                                                                                ========         ========

Note 8 -- Debt

      The following table presents data on commercial paper borrowings ($ in millions).

                                                   December 31,     December 31,
                                                       2004             2003
                                                   ------------     ------------
Commercial paper -- outstanding..................    $ 4,210.9        $ 4,173.9
Weighted average interest rate...................         2.55%            1.19%
Weighted average number of days to maturity......      45 days          50 days


                                                                               Three Months
                                            Year Ended        Year Ended           Ended          Year Ended
                                           December 31,      December 31,      December 31,      September 30,
                                               2004              2003              2002              2002
                                           ------------      ------------      ------------      -------------
Commercial paper -- average
   borrowings..........................      $4,831.3          $4,648.2           $4,758.7         $4,564.7
Maximum amount outstanding.............      $5,326.1          $4,999.1           $4,994.1        $10,713.5
Weighted average interest rate.........          1.68%             1.25%              1.75%            2.25%

      The consolidated weighted average interest rates on variable-rate senior notes at December 31, 2004 and December 31, 2003 were 2.63% and 1.87%, respectively. Fixed-rate senior debt outstanding at December 31, 2004 matures at various dates through 2014. The consolidated weighted-average interest rates on fixed-rate senior debt at December 31, 2004 and December 31, 2003 was 5.53% and 6.12%, respectively. Foreign currency-denominated debt (stated in U.S. Dollars) totaled $5,017.5 million at December 31, 2004, of which $4,335.4 million was fixed-rate and $682.1 million was variable-rate. Foreign currency-denominated debt (stated in U.S. Dollars) totaled $1,601.4 million at December 31, 2003, all of which was fixed-rate.

      The following tables present calendar year contractual maturities and the high and low interest rates for total variable-rate and fixed-rate debt ($ in millions).


                                            Commercial       Variable-rate     December 31,      December 31,
Variable-Rate Term Debt                        Paper         Senior Notes       2004 Total           2003
-----------------------                     ----------       -------------     ------------      ------------
Due in 2004............................      $     --         $      --          $      --       $  8,980.3
Due in 2005 (rates ranging from
   1.78% to 3.63%).....................       4,210.9           3,355.4            7,566.3          3,333.3
Due in 2006 (rates ranging from
   2.17% to 3.12%).....................            --           3,946.3            3,946.3            985.3
Due in 2007 (rates ranging from
   2.49% to 3.12%).....................            --           3,169.0            3,169.0             37.5
Due in 2008 (rates ranging from
   2.78% to 3.12%).....................            --              50.9               50.9             39.8
Due in 2009 (rates ranging from
   2.62% to 3.12%).....................            --             836.0              836.0               --
Due after 2009 (rates ranging from
   2.78% to 5.39%).....................            --             187.4              187.4            206.1
                                             --------         ---------          ---------        ---------
   Total...............................      $4,210.9         $11,545.0          $15,755.9        $13,582.3
                                             ========         =========          =========        =========

                         CIT GROUP INC. AND SUBSIDIARIES

                                                     December 31,   December 31,
Fixed-Rate Term Debt                                     2004           2003
-------------------                                  ------------   ------------
Due in 2004..........................................  $      --      $ 3,930.2
Due in 2005 (rates ranging from 1.85% to 8.26%)......    4,589.4        4,328.6
Due in 2006 (rates ranging from 1.70% to 7.75%)......    2,723.6        2,639.4
Due in 2007 (rates ranging from 2.35% to 7.75%)......    3,907.6        3,498.9
Due in 2008 (rates ranging from 2.70% to 7.75%)......    1,959.0        1,920.7
Due in 2009 (rates ranging from 3.35% to 7.75%)......    1,378.3          309.4
Due after 2009 (rates ranging from 4.25% to 7.75%)...    7,157.2        3,203.6
                                                       ---------      ---------
   Total.............................................  $21,715.1      $19,830.8
                                                       =========      =========

      At December 31, 2004, $12.7 billion of unissued debt securities remained under a shelf registration statement. The following table represents information on unsecured committed lines of credit at December 31, 2004 that can be drawn upon to support commercial paper borrowings ($ in millions).

Expiration                                  Total         Drawn     Available
----------                                  -----         -----     ---------
April 13, 2005..........................   $2,100.0      $   --      $2,100.0
October 14, 2008(1).....................    2,100.0       308.9       1,791.1
April 14, 2009..........................    2,100.0          --       2,100.0
                                           --------      ------      --------
Total credit lines......................   $6,300.0      $308.9      $5,991.1
                                           ========      ======      ========
--------------------------------------------------------------------------------
(1) CIT has the ability to issue up to $400 million of letters of credit under the $2.1 billion facility expiring in 2008, which, when utilized, reduces available borrowings under this facility.

      The credit line agreements contain clauses that permit extensions beyond the expiration dates upon written consent from the participating lenders. In addition to the above lines, CIT has undrawn, unsecured committed lines of credit of $156 million, which supports the Australia commercial paper program. Certain foreign operations utilize local financial institutions to fund operations. At December 31, 2004, local credit facilities totaled $91.7 million, of which $62.5 million was undrawn and available.

      In January 2004 and December 2003, CIT called at par a total of $1.25 billion in term debt securities. These notes were listed on the New York Stock Exchange under the ticker symbols CIC and CIP and were commonly known as PINEs ("Public Income Notes"). The securities' coupon rates of 8.25% and 8.125% were marked down to a market interest rate yield of approximately 7.5% in CIT's financial statements through purchase accounting. In light of the high coupon rates, we called the securities for redemption pursuant to the terms outlined in the prospectuses. Once called, we recorded pre-tax gains totaling $50.4 million in December 2003 and $41.8 million in January 2004 ($30.8 million and $25.5 million after-tax, respectively), as the cash outlay was less than the carrying value of the securities.

Preferred Capital Securities

      In February 1997, CIT Capital Trust I (the "Trust"), a wholly-owned subsidiary of CIT, issued in a private offering $250.0 million liquidation value of 7.70% Preferred Capital Securities (the "Capital Securities"), which were subsequently registered with the Securities and Exchange Commission pursuant to an exchange offer. Each capital security was recorded at the liquidation value of $1,000. The Trust subsequently invested the offering proceeds in $250.0 million principal amount Junior Subordinated Debentures (the "Debentures") of CIT, having identical rates and payment dates. The Debentures of CIT represent the sole assets of the Trust. Holders of the Capital Securities are entitled to receive cumulative distributions at an annual rate of 7.70% through either the redemption date or maturity of the Debentures (February 15, 2027). Both the Capital Securities issued by the Trust and the Debentures of CIT owned by the Trust are redeemable in whole or in part on or after February 15, 2007 or at any time in whole upon changes in specific tax legislation, bank regulatory guidelines or securities law at the option of CIT at their liquidation value or principal amount. The securities are redeemable at a specified premium through February 15, 2017, at which time the redemption price will be at par, plus accrued interest. Distributions by the Trust are guaranteed by CIT to the extent that the Trust has funds available for distribution. The Capital Securities were valued at $260.0 million on June 1, 2001, the date of acquisition by Tyco, in new basis accounting and the current balance reflects accretion of the premium.

                         CIT GROUP INC. AND SUBSIDIARIES

Note 9 -- Derivative Financial Instruments

      As part of managing exposure to interest rate, foreign currency, and, in limited instances, credit risk, CIT, as an end-user, enters into various derivative transactions, all of which are transacted in over-the-counter markets with other financial institutions. Derivatives are only utilized to hedge exposures, and not for speculative purposes. To ensure both appropriate use as a hedge and to achieve hedge accounting treatment, whenever possible, substantially all derivatives entered into are designated according to a hedge objective against a specific or forecasted liability or, in limited instances, assets. The notional amounts, rates, indices, and maturities of our derivatives closely match the related terms of the underlying hedged items.

      CIT utilizes interest rate swaps to exchange variable-rate interest underlying forecasted issuances of commercial paper, specific variable-rate debt instruments, and, in limited instances, variable-rate assets for fixed-rate amounts. These interest rate swaps are designated as cash flow hedges and changes in fair value of these swaps, to the extent they are effective as a hedge, are recorded in other comprehensive income. Ineffective amounts are recorded in interest expense.

      The components of the adjustment to Accumulated Other Comprehensive Loss for derivatives qualifying as hedges of future cash flows are presented in the following table ($ in millions).


                                                                       Fair Value                     Total
                                                                     Adjustments of     Income      Unrealized
                                                                       Derivatives    Tax Effects      Loss
                                                                     --------------   -----------   ----------
Balance at December 31, 2002 -- unrealized loss....................      $ 190.8        $(72.5)        $118.3
Changes in values of derivatives qualifying as cash flow hedges...        (126.2)         49.2          (77.0)
                                                                         -------        ------         ------
Balance at December 31, 2003 -- unrealized loss....................         64.6         (23.3)          41.3
Changes in values of derivatives qualifying as cash flow hedges...         (23.3)          9.1          (14.2)
                                                                         -------        ------         ------
Balance at December 31, 2004 -- unrealized loss....................      $  41.3        $(14.2)        $ 27.1
                                                                         =======        ======         ======

      The unrealized loss as of December 31, 2004, presented in the preceding table, primarily reflects our use of interest rate swaps to convert variable-rate debt to fixed-rate debt, followed by lower market interest rates. Assuming no change in interest rates, approximately $6.6 million, net of tax, of Accumulated Other Comprehensive Loss is expected to be reclassified to earnings over the next twelve months as contractual cash payments are made. The Accumulated Other Comprehensive Loss (along with the corresponding swap liability) will be adjusted as market interest rates change over the remaining life of the swaps.

      The ineffective amounts, due to changes in the fair value of cash flow hedges, are recorded as either an increase or decrease to interest expense as presented in the following table ($ in millions).


                                                                              Increase/Decrease
                                                          Ineffectiveness    to Interest Expense
                                                          ---------------    -------------------
For the year ended December 31, 2004....................       $1.4               Decrease
For the year ended December 31, 2003....................       $0.2               Increase
For the three months ended December 31, 2002............       $0.4               Decrease
For the year ended September 30, 2002...................       $1.4               Increase

      CIT also utilizes interest rate swaps to convert fixed-rate interest on specific debt instruments to variable-rate amounts. These interest rate swaps are designated as fair value hedges and changes in fair value of these swaps are effectively recorded as an adjustment to the carrying value of the hedged item, as the offsetting changes in fair value of the swaps and the hedged items are recorded in earnings.

                         CIT GROUP INC. AND SUBSIDIARIES

      The following table presents the notional principal amounts of interest rate swaps by class and the corresponding hedged liability position ($ in millions):


                                                     December 31,
                                                   ----------------
                                                   2004       2003
                                                   ----       ----
Floating to fixed-rate swaps --                                           Effectively converts the interest rate on an
  cash flow hedges............................   $ 3,533.6   $2,615.0     equivalent amount of commercial paper,
                                                                          variable-rate notes and selected assets to a
                                                                          fixed rate.
Fixed to floating-rate swaps --                                           Effectively converts the interest rate on an
  fair value hedges...........................     7,642.6    6,758.2     equivalent amount of fixed-rate notes and
                                                 ---------   --------     selected assets to a variable rate.
Total interest rate swaps.....................   $11,176.2   $9,373.2
                                                 =========   ========

      In addition to the swaps in the table above, in conjunction with securitizations, at December 31, 2004, CIT has $2.7 billion in notional amount of interest rate swaps outstanding with the related trusts to protect the trusts against interest rate risk. CIT entered into offsetting swap transactions with third parties totaling $2.7 billion in notional amount at December 31, 2004 to insulate the related interest rate risk.

      The following table presents the maturity, notional principal amounts and the weighted average interest rates expected to be received or paid on U.S. dollar interest rate swaps at December 31, 2004 ($ in millions).


Maturity                                  Floating to Fixed-rate                  Fixed to Floating-rate
--------                            ---------------------------------        --------------------------------
Years Ending                        Notional       Receive        Pay        Notional       Receive       Pay
December 31,                         Amount         Rate         Rate         Amount         Rate        Rate
------------                         ------         ----         ----         ------         ----        ----
2005..........................      $1,408.8       2.38%        3.01%        $   11.0       7.85%        3.18%
2006..........................         392.7       2.34%        3.80%           340.8       3.15%        3.11%
2007..........................         295.4       2.30%        4.00%         1,112.7       5.62%        4.39%
2008..........................         362.7       3.21%        6.29%           497.9       4.81%        3.84%
2009..........................         154.6       2.43%        5.63%         1,300.0       4.47%        3.15%
2010 -- Thereafter.............        669.2       2.65%        5.90%         2,228.1       6.83%        3.96%
                                    --------                                 --------
  Total.......................      $3,283.4       2.52%        4.27%        $5,490.5       5.62%        3.79%
                                    ========                                 ========

      The following table presents the maturity, notional principal amounts and the weighted average interest rates expected to be received or paid, of foreign currency interest rate swaps at December 31, 2004 ($ in million).


                                         Floating to Fixed-rate         Fixed to Floating-rate
                                      -------------------------      -------------------------
                                      Notional   Receive    Pay      Notional    Receive     Pay      Maturity
Foreign Currency                       Amount     Rate     Rate       Amount      Rate      Rate        Range
----------------                       ------     ----     ----       ------      ----      ----        -----
Euro...............................     $  --      --        --      $  866.3    4.25%     2.58%        2011
British Sterling...................      17.8    5.00%     5.43%        867.1    5.50%     5.42%      2014-2024
Canadian Dollar....................      87.1    2.63%     6.34%        418.7    3.35%     1.80%      2005-2009
Australian Dollar..................     145.3    5.41%     5.49%           --                         2006-2009
                                       ------                        --------
                                       $250.2                        $2,152.1
                                       ======                        ========

      Variable rates are based on the contractually determined rate or other market rate indices and may change significantly, affecting future cash flows.

      CIT utilizes foreign currency exchange forward contracts and cross-currency swaps to hedge currency risk underlying foreign currency loans to subsidiaries and the net investments in foreign operations. These contracts are designated as foreign currency cash flow hedges or net investment hedges and changes in fair value of these contracts are recorded in other comprehensive income along with the transaction gains and losses on the underlying hedged items. CIT utilizes cross currency swaps to hedge currency risk underlying foreign currency debt and selected foreign currency assets. These swaps are designated as foreign currency cash flow hedges or

                         CIT GROUP INC. AND SUBSIDIARIES
foreign currency fair value hedges and changes in fair value of these contracts are recorded in other comprehensive income (for cash flow hedges), or effectively as a basis adjustment (including the impact of the offsetting adjustment to the carrying value of the hedged item) to the hedged item (for fair value hedges) along with the transaction gains and losses on the underlying hedged items.

      At December 31, 2004, CIT was party to foreign currency exchange forward contracts and cross-currency swaps. The following table presents the maturity and notional principal amounts at December 31, 2004 ($ in millions).

Maturity
Years Ending                               Foreign Currency      Cross-Currency
December 31,                               Exchange Forwards         Swaps
------------                               -----------------     --------------
2005......................................      $1,832.3           $  864.1
2006......................................         760.1               56.6
2007......................................         219.7               61.1
2008......................................           7.0              234.8
2009......................................            --              649.8
2010 -- Thereafter........................            --            1,018.4
                                                --------           --------
   Total..................................      $2,819.1           $2,884.8
                                                ========           ========

      During 2004, CIT entered into credit default swaps, with a combined notional value of $98.0 million and terms of 5 years, to economically hedge certain CIT credit exposures. These swaps do not meet the requirements for hedge accounting treatment and therefore are recorded at fair value, with both realized and unrealized gains or losses recorded in other revenue in the consolidated statement of income. The cumulative fair value adjustment as of December 31, 2004 amounted to a $5.4 million pretax loss.

      CIT also utilizes Treasury locks (bond forwards), which have a notional amount of $49.1 million at December 31, 2004 and mature in the first quarter of 2005, to hedge interest rate risk associated with planned debt issuances and certain other forecasted transactions. These derivatives are designated as cash flow hedges of a forecasted transaction, with changes in fair value of these contracts recorded in other comprehensive income. Gains and losses recorded in other comprehensive income are reclassified to earnings in the same period that the forecasted transaction impacts earnings.

Note 10 -- Accumulated Other Comprehensive Loss

      The  following   table  details  the  components  of   accumulated   other
comprehensive loss, net of tax ($ in millions):


                                                       December 31,    December 31,  December 31,  September 30,
                                                           2004            2003          2002          2002
                                                       ------------    ------------  ------------  -------------
Changes in fair values of derivatives qualifying
   as cash flow hedges............................        $(27.1)         $(41.3)       $(118.3)       $(120.5)
Foreign currency translation adjustments..........         (37.2)         (105.8)         (75.6)         (75.8)
Minimum pension liability adjustments.............          (2.7)           (0.8)         (20.5)         (21.0)
Unrealized gain on equity and securitization
   investments....................................           8.6             6.3           13.7           21.0
                                                          ------         -------        -------        -------
Total accumulated other comprehensive loss........        $(58.4)        $(141.6)       $(200.7)       $(196.3)
                                                          ======         =======        =======        =======

Note 11 -- Earnings Per Share

      Basic EPS is computed by dividing net income by the weighted-average number of common shares outstanding for the period. The diluted EPS computation includes the potential impact of dilutive securities, including stock options and restricted stock grants. The dilutive effect of stock options is computed using the treasury stock method, which assumes the repurchase of common shares by CIT at the average market price for the period. Options that have an
anti-dilutive   effect  are  not  included  in  the   denominator  and  averaged
approximately 17.0 million, 17.4 million, 15.4 million and 15.6 million shares for the years ended December 31, 2004 and 2003, three months ended December 31, 2002 and year ended September 30, 2002.

                         CIT GROUP INC. AND SUBSIDIARIES

      The reconciliation of the numerator and denominator of basic EPS with that of diluted EPS is presented ($ in millions, except per share amounts, which are in whole dollars, shares in thousands).


                                                          Income          Shares       Per Share
                                                        (Numerator)    (Denominator)    Amount
                                                        -----------    -------------   ---------
Year Ended December 31, 2004
Basic EPS:...........................................     $   753.6       211,017        $  3.57
   Income available to common stockholders
Effect of Dilutive Securities:
   Restricted shares.................................            --           764
   Stock options.....................................            --         3,273
                                                          ---------       -------
Diluted EPS..........................................     $   753.6       215,054        $  3.50
                                                          =========       =======
Year Ended December 31, 2003
Basic EPS:
   Income available to common stockholders...........     $   566.9       211,681        $  2.68
Effect of Dilutive Securities:
   Restricted shares.................................            --           396
   Stock options.....................................            --         1,066
                                                          ---------       -------
Diluted EPS..........................................     $   566.9       213,143        $  2.66
                                                          =========       =======
Three Months Ended December 31, 2002
Basic EPS:
   Income available to common stockholders...........        $141.3       211,573        $  0.67
Effect of Dilutive Securities:
   Restricted shares.................................            --           253
   Stock options.....................................            --            --
                                                          ---------       -------
Diluted EPS..........................................     $   141.3       211,826        $  0.67
                                                          =========       =======
Year Ended September 30, 2002
Basic EPS:
   Loss attributable to common stockholders..........     $(6,698.7)      211,573       $ (31.66)
Effect of Dilutive Securities:
   Restricted shares.................................            --           122
   Stock options.....................................            --            --
                                                          ---------       -------
Diluted EPS..........................................     $(6,698.7)      211,695       $ (31.66)
                                                          =========       =======

Note 12 -- Common Stock

      The following table summarizes changes in common stock outstanding for the respective periods:


                                                      Issued       Less Treasury     Outstanding
                                                      ------       -------------     -----------
Balance at December 31, 2003......................  211,848,997        (43,529)      211,805,468
Treasury shares purchased.........................           --     (4,625,154)       (4,625,154)
Stock options exercised...........................           --      2,970,754         2,970,754
Employee stock purchase plan participation........           --         25,896            25,896
Restricted shares issued..........................      263,206             --           263,206
                                                    -----------     ----------       -----------
Balance at December 31, 2004......................  212,112,203     (1,672,033)      210,440,170
                                                    ===========     ==========       ===========

                         CIT GROUP INC. AND SUBSIDIARIES

Note 13 -- Other Revenue

      The following table sets forth the components of other revenue ($ in millions).


                                                                                    Three Months
                                                         Years Ended December 31,       Ended       Year Ended
                                                         ------------------------    December 31,  September 30,
                                                           2004            2003         2002           2002
                                                           ----            ----     -------------  -------------
Fees and other income.................................    $502.9          $586.2       $169.2         $644.5
Factoring commissions.................................     227.0           189.8         55.1          165.5
Gains on sale of leasing equipment....................     101.6            70.7          8.7           13.6
Gains on securitizations..............................      59.1           100.9         30.5          149.0
                                                          ------          ------       ------         ------
  Total other revenue.................................    $890.6          $947.6       $263.5         $972.6
                                                          ======          ======       ======         ======

Note 14 -- Salaries and General Operating Expenses

      The following table sets forth the components of salaries and general operating expenses (excluding goodwill amortization) ($ in millions).


                                                                                    Three Months
                                                         Years Ended December 31,       Ended       Year Ended
                                                         ------------------------    December 31,  September 30,
                                                          2004             2003         2002           2002
                                                          ----             ----     -------------  -------------
Salaries and employee benefits.......................   $  612.2          $529.6        $126.8        $517.4
Other operating expenses -- CIT.......................     434.2           383.3         105.8         380.6
Other operating expenses -- TCH.......................        --              --            --          23.0
                                                        --------          ------        ------        ------
  Total..............................................   $1,046.4          $912.9        $232.6        $921.0
                                                        ========          ======        ======        ======

Note 15 -- Income Taxes

      The effective tax rate varied from the statutory federal corporate income tax rate as follows:


                                                                   Percentage of Pretax Income
                                                 ---------------------------------------------------------------
                                                  Year Ended    Year Ended    Three Months Ended    Year Ended
                                                 December 31,  December 31,      December 31,      September 30,
                                                     2004          2003              2002              2002
                                                 ------------  ------------      ------------      -------------
Federal income tax rate.......................      35.0%          35.0%            35.0%              35.0%
Increase (decrease) due to:
State and local income taxes, net of
  federal income tax benefit..................       3.2            3.7              2.6               (0.3)
Foreign income taxes..........................       1.4            1.0              1.6               (0.4)
Goodwill impairment...........................        --             --               --              (36.1)
Interest expense -- TCH........................       --             --               --               (4.2)
Other.........................................      (0.6)          (0.7)            (0.2)               0.1
                                                    ----           ----             ----               ----
Effective tax rate............................      39.0%          39.0%            39.0%              (5.9)%
                                                    ====           ====             ====               ====

   The provision for income taxes is comprised of the following ($ in millions):


                                                  Year Ended    Year Ended    Three Months Ended    Year Ended
                                                 December 31,  December 31,      December 31,      September 30,
                                                     2004          2003              2002              2002
                                                 ------------  ------------      ------------      -------------
Current federal income tax provision..........      $  1.5        $   --            $  --             $   --
Deferred federal income tax provision.........       321.0         265.1             71.9              276.9
                                                    ------        ------            -----             ------
Total federal income taxes....................       322.5         265.1             71.9              276.9
State and local income taxes..................        69.1          53.5              9.4               30.4
Foreign income taxes..........................        91.6          46.4             10.7               66.7
                                                    ------        ------            -----             ------
  Total provision for income taxes............      $483.2        $365.0            $92.0             $374.0
                                                    ======        ======            =====             ======

                         CIT GROUP INC. AND SUBSIDIARIES

      The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and liabilities are presented below ($ in millions):

                                                     December 31,   December 31,
                                                         2004           2003
                                                     ------------   ------------
Assets:
Net operating loss carryforwards...................   $   852.1       $  834.1
Provision for credit losses........................       190.5          202.4
Alternative minimum tax credits....................       142.0          142.0
Purchase price adjustments.........................        15.0           67.9
Goodwill...........................................        45.5           65.6
Other comprehensive income items...................         9.8           47.6
Accrued liabilities and reserves...................        22.0           43.8
Other..............................................        51.8           14.1
                                                      ---------       --------
  Total deferred tax assets........................     1,328.7        1,417.5
                                                      ---------       --------
Liabilities:
Leasing transactions (including securitizations)...    (2,159.0)      (1,944.7)
                                                      ---------       --------
Net deferred tax (liability).......................   $  (830.3)      $ (527.2)
                                                      =========       ========

      At December 31, 2004, CIT had U.S. federal net operating losses of approximately $2.0 billion, which expire in various years beginning in 2011. In addition, CIT has various state net operating losses that will expire in various years beginning in 2005. Federal and state operating losses may be subject to annual use limitations under section 382 of the Internal Revenue Code of 1986, as amended, and other limitations under certain state laws. Management believes that CIT will have sufficient taxable income in future years and can avail itself of tax planning strategies in order to fully utilize these federal losses. Accordingly, CIT does not believe a valuation allowance is required with respect to these federal net operating losses. As of December 31, 2004, based on management's assessment as to realizability, the net deferred tax liability includes a valuation allowance of approximately $7.4 million relating to state net operating losses.

Note 16 -- Postretirement and Other Benefit Plans

Retirement and Postretirement Medical and Life Insurance Benefit Plans

      CIT has a number of funded and unfunded noncontributory defined benefit pension plans covering certain of its U.S. and non-U.S. employees, designed in accordance with the conditions and practices in the countries concerned. The retirement benefits under the defined benefit pension plans are based on the employee's age, years of service and qualifying compensation. CIT's funding policy is to make contributions to the extent such contributions are not less than the minimum required by applicable laws and regulations, are consistent with our long-term objective of ensuring sufficient funds to finance future retirement benefits, and are tax deductible as actuarially determined. Contributions are charged to the salaries and employee benefits expense on a systematic basis over the expected average remaining service period of employees expected to receive benefits.

      The largest plan is the CIT Group Inc. Retirement Plan (the "Plan"), which accounts for 76% of the total benefit obligation at December 31, 2004. The Plan covers U.S. employees of CIT who have completed one year of service and have attained the age of 21. The Company also maintains a Supplemental Retirement Plan for employees whose benefit in the Plan is subject to Internal Revenue Code limitations.

      The Plan has a "cash balance" formula that became effective January 1, 2001. Certain eligible members had the option of remaining under the Plan formula as in effect prior to January 1, 2001. Under the cash balance formula, each member's accrued benefits as of December 31, 2000 were converted to a lump sum amount, and every year thereafter, the balance is credited with a percentage (5% to 8% depending on years of service) of the member's "Benefits Pay" (comprised of base salary, plus certain annual bonuses, sales incentives and commissions). These balances also receive annual interest credits, subject to certain government limits. The

                         CIT GROUP INC. AND SUBSIDIARIES
interest credit was 5.11%, 5.01% and 5.76% for the plan years ended December 31, 2004, 2003 and 2002, respectively. Upon termination or retirement after five years of employment, the amount credited to a member is to be paid in a lump sum or converted into an annuity at the option of the member.

      CIT also provides certain healthcare and life insurance benefits to eligible retired U.S. employees. For most eligible retirees, the healthcare benefit is contributory; the life insurance benefit is noncontributory. Salaried participants generally become eligible for retiree healthcare benefits after reaching age 55 with 11 years of continuous CIT service immediately prior to retirement. Generally, the medical plan pays a stated percentage of most medical expenses, reduced by a deductible as well as by payments made by government programs and other group coverage. The retiree health care benefit includes a limit on CIT's share of costs for all employees who retired after January 31, 2002. The plans are funded on a pay as you go basis.

      CIT uses its disclosure date as the measurement date for all Retirement and Postretirement Medical and Life Insurance Benefit Plans. The measurement dates included in this report for the Retirement and Postretirement Medical and Life Insurance Plans are December 31, 2004, 2003, and 2002.

                         CIT GROUP INC. AND SUBSIDIARIES

      The following tables set forth the change in benefit obligation, plan assets and funded status of the retirement plans as well as the net periodic benefit cost ($ in millions). All periods presented include amounts and assumptions relating to the Plan, the unfunded Supplemental Retirement Plan, an Executive Retirement Plan and various international plans.



                                                                            Retirement Benefits
                                                           -----------------------------------------------------
                                                               Year         Year     Three Months      Year
                                                               Ended        Ended        Ended         Ended
                                                           December 31, December 31, December 31,  September 30,
                                                               2004         2003         2002          2002
                                                           ------------ ------------ ------------  -------------
Change in Benefit Obligation
Benefit obligation at beginning of period...............       $273.0       $225.2      $ 214.4       $184.4
Service cost............................................         17.7         15.6          4.0         12.6
Interest cost...........................................         15.6         14.4          3.5         13.0
Actuarial loss..........................................         18.0         23.9          6.2         15.6
Benefits paid...........................................         (5.1)        (4.6)        (1.1)        (4.2)
Plan settlements and curtailments.......................         (6.2)        (4.5)        (2.3)        (7.6)
Currency translation adjustment.........................          1.5          2.2          0.5          0.6
Other...................................................           --          0.8           --           --
                                                               ------       ------      -------       ------
Benefit obligation at end of period.....................       $314.5       $273.0      $ 225.2       $214.4
                                                               ======       ======      =======       ======
Change in Plan Assets
Fair value of plan assets at beginning of period........       $212.8       $123.1      $ 119.6       $126.5
Actual return on plan assets............................         25.5         28.7          6.1        (12.7)
Employer contributions..................................         23.0         69.4          0.6         16.9
Plan settlements........................................         (6.2)        (4.5)        (2.3)        (7.1)
Benefits paid...........................................         (5.1)        (4.6)        (1.1)        (4.2)
Currency translation adjustment.........................          0.6          0.7          0.2          0.2
                                                               ------       ------      -------       ------
Fair value of plan assets at end of period..............       $250.6        212.8      $ 123.1       $119.6
                                                               ======       ======      =======       ======
Reconciliation of Funded Status
Funded status...........................................       $(63.9)      $(60.2)     $(102.1)      $(94.8)
Unrecognized net actuarial loss.........................         63.9         57.8         56.5         54.7
Unrecognized prior service cost.........................           --           --           --           --
                                                               ------       ------      -------       ------
Net amount recognized...................................       $   --       $ (2.4)     $ (45.6)      $(40.1)
                                                               ======       ======      =======       ======
Amounts Recognized in the Consolidated Balance Sheets
Prepaid benefit cost....................................       $ 51.3       $ 45.2          $ --      $  --
Accrued benefit liability...............................        (55.1)       (48.9)       (79.2)       (75.0)
Intangible asset........................................           --           --           --           --
Accumulated other comprehensive income..................          3.8          1.3         33.6         34.9
                                                               ------       ------      -------       ------
Net amount recognized...................................       $   --       $ (2.4)     $ (45.6)      $(40.1)
                                                               ======       ======      =======       ======
Weighted-average Assumptions Used to Determine
   Benefit Obligations at Period End
Discount rate...........................................         5.70%        5.96%        6.45%        6.68%
Rate of compensation increase...........................         4.25%        4.26%        4.24%        4.22%
Weighted-average Assumptions Used to Determine
   Net Periodic Pension Cost for Periods
Discount rate...........................................         5.96%        6.45%        6.68%        7.40%
Rate of compensation increase...........................         4.26%        4.24%        4.22%        4.70%
Expected long-term return on plan assets................         7.95%        7.92%        7.90%        9.93%
Components of Net Periodic Benefit Cost
Service cost............................................       $ 17.7       $ 15.6      $   4.0       $ 12.6
Interest cost...........................................         15.6         14.4          3.5         13.0
Expected return on plan assets..........................        (16.2)        (9.4)        (2.3)       (11.9)
Amortization of net loss................................          2.8          3.5          0.8          0.3
Amortization of prior service cost......................           --           --           --           --
                                                               ------       ------      -------       ------
Total net periodic expense..............................       $ 19.9       $ 24.1      $   6.0       $ 14.0
                                                               ======       ======      =======       ======

                         CIT GROUP INC. AND SUBSIDIARIES

      Expected long-term rate of return assumptions for pension assets are based on projected asset allocation and historical and expected future returns for each asset class. Independent analysis of historical and projected asset class returns, inflation and interest rates are provided by our investment consultants and reviewed as part of the process to develop our assumptions.

      The accumulated benefit obligation for all defined benefit pension plans was $271.2 million, $232.4 million, and $193.0 million at December 31, 2004, 2003, and, 2002, respectively. Plans with accumulated benefit obligations in excess of plan assets relate primarily to non-qualified U.S. plans and certain international plans. The following table presents additional data relating to these plans ($ in millions).


                                                               Year         Year     Three Months      Year
                                                               Ended        Ended        Ended         Ended
                                                           December 31, December 31, December 31,  September 30,
                                                               2004         2003         2002          2002
                                                           ------------ ------------ ------------  -------------
Information for Pension Plans with an Accumulated
   Benefit Obligation in Excess of Plan Assets
Projected benefit obligation............................       $ 74.2       $ 61.2       $225.2       $214.4
Accumulated benefit obligation..........................         59.0         47.4        193.0        184.6
Fair value of plan assets...............................          9.9          7.1        123.1        119.6
Additional Information
(Decrease) increase in Minimum Liability Included in
   Other Comprehensive Income...........................       $  2.5       $(32.3)      $ (1.3)      $ 34.9
Expected Future Cashflows
Expected Company Contributions in the following
   fiscal year..........................................       $  4.0
Expected Benefit Payments
   1st Year following the disclosure date...............       $ 22.7
   2nd Year following the disclosure date...............       $ 13.5
   3rd Year following the disclosure date...............       $ 18.7
   4th Year following the disclosure date...............       $ 14.0
   5th Year following the disclosure date...............       $ 16.6
   Years 6 thru 10 following the disclosure date........       $106.6
Pension Plan Weighted-average Asset Allocations
Equity securities.......................................         59.7%        67.6%        61.1%        58.2%
Debt securities.........................................         36.0%        32.1%        38.6%        41.7%
Real estate.............................................           --           --           --           --
Other...................................................          4.3%         0.3%         0.3%         0.1%
                                                                -----        -----        -----        -----
Total pension assets....................................        100.0%       100.0%       100.0%       100.0%
                                                                =====        =====        =====        =====

      Of the 4.3% identified as other, approximately 3.5%, or $8.75 million, was temporarily being held in cash for investment in equity securities on the first business day of the following year.

      CIT maintains a "Statement of Investment Policies and Objectives" that specifies investment guidelines pertaining to the investment, supervision and monitoring of pension assets to ensure consistency with the long-term objective of ensuring sufficient funds to finance future retirement benefits. The policy asset allocation guidelines allows for assets to be allocated between 50% to 70% in Equities and 30% to 50% in Fixed-Income investments. The guidelines provide specific guidance related to asset class objectives, fund manager guidelines and identification of both prohibited and restricted transactions, and are reviewed on a periodic basis by both the Employee Benefits Plans Committee of CIT and the Plans' external investment consultants to ensure the long-term investment objectives are achieved. Members of the Committee are appointed by the Chief Executive Officer of CIT and include the Chief Executive Officer, Chief Financial Officer, General Counsel, and other senior executives.

      There were no equity securities of CIT or its subsidiaries included in the pension plan assets at December 31, 2004, 2003 and 2002, respectively. CIT expects to contribute $4.0 million to its pension plans and $4.0 million to its other postretirement benefit plans in 2005.

                         CIT GROUP INC. AND SUBSIDIARIES

      The following tables set forth data relating to postretirement plans ($ in millions).


                                                                          Postretirement Benefits
                                                            -------------------------------------------------------
                                                                Year          Year      Three Months      Year
                                                                Ended         Ended         Ended         Ended
                                                            December 31,  December 31,  December 31,  September 30,
                                                                2004          2003          2002          2002
                                                            ------------  ------------  ------------  -------------
Change in Benefit Obligation
Benefit obligation at beginning of period...............       $ 58.0       $ 48.1         $ 46.7       $ 39.5
Service cost............................................          1.9          1.5            0.3          1.2
Interest cost...........................................          3.2          3.0            0.8          2.9
Actuarial loss..........................................           .7          9.6            0.8          5.3
Net benefits paid.......................................         (3.9)        (4.2)          (0.5)        (2.2)
Plan amendments.........................................           --           --             --           --
                                                               ------       ------         ------       ------
Benefit obligation at end of period.....................       $ 59.9       $ 58.0         $ 48.1       $ 46.7
                                                               ======       ======         ======       ======
Change in Plan Assets
Fair value of plan assets at beginning of period........       $   --       $   --         $   --       $   --
Net benefits paid.......................................         (3.9)        (4.2)          (0.5)        (2.2)
Employer contributions..................................          3.9          4.2            0.5          2.2
                                                               ------       ------         ------       ------
Fair value of plan assets at end of period..............       $   --       $   --         $   --       $   --
                                                               ======       ======         ======       ======
Reconciliation of Funded Status
Funded status...........................................       $(59.9)      $(58.0)        $(48.1)      $(46.7)
Unrecognized net actuarial loss.........................         15.6         15.5            6.0          5.2
                                                               ------       ------         ------       ------
Accrued cost............................................       $(44.3)      $(42.5)        $(42.1)      $(41.5)
                                                               ======       ======         ======       ======
Amounts Recognized in the Consolidated Balance Sheets
Prepaid benefit cost....................................       $   --       $   --         $   --       $   --
Accrued benefit liability...............................        (44.3)       (42.5)         (42.1)       (41.5)
Intangible asset........................................           --           --             --           --
Accumulated other comprehensive income..................           --           --             --           --
                                                               ------       ------         ------       ------
Net amount recognized...................................       $(44.3)      $(42.5)        $(42.1)      $(41.5)
                                                               ======       ======         ======       ======
Weighted-average Assumptions Used to Determine
   Benefit Obligations at Period End
Discount rate...........................................         5.50%        6.00%          6.50%        6.75%
Rate of compensation increase...........................         4.25%        4.25%          4.25%        4.25%
Weighted-average Assumptions Used to Determine Net
   Periodic Benefit Cost for periods
Discount rate...........................................         6.00%        6.50%          6.75%        7.50%
Rate of compensation increase...........................         4.25%        4.25%          4.25%        4.50%
Components of Net Periodic Benefit Cost
Service cost............................................       $  1.9       $  1.5         $  0.3       $  1.2
Interest cost...........................................          3.2          3.0            0.8          2.9
Amortization of prior service cost......................           --           --             --           --
Amortization of net loss................................          0.6          0.1             --          0.1
                                                               ------       ------         ------       ------
Total net periodic expense..............................       $  5.7       $  4.6         $  1.1       $  4.2
                                                               ======       ======         ======       ======

Assumed Health Care Trend Rates at Period End
Healthcare cost trend rate assumed for next year
   Pre-65...............................................        12.00%       12.00%         10.00%       11.00%
   Post-65..............................................        10.00%       12.00%         10.00%       11.00%
Rate to which the cost trend rate is assumed to
   decline (the ultimate trend rate)....................         5.00%        5.00%          5.00%        5.00%
Year that the rate reaches the ultimate trend rate......         2018         2018           2008         2008

                         CIT GROUP INC. AND SUBSIDIARIES

      Assumed healthcare cost trend rates have a significant effect on the amounts reported for the healthcare plans. A one-percentage point change in assumed health care cost trend rates would have the following estimated effects ($ in millions).


                                                                          Postretirement Benefits
                                                           -----------------------------------------------------
                                                               Year         Year     Three Months      Year
                                                               Ended        Ended        Ended         Ended
                                                           December 31, December 31, December 31,  September 30,
                                                               2004         2003         2002          2002
                                                           ------------ ------------ ------------  -------------
Effect of One-percentage Point Increase on:
Period end postretirement benefit obligation............      $ 2.8        $ 2.7        $ 2.3         $ 2.2
Total of service and interest
cost components.........................................      $ 0.2        $ 0.1        $  --         $ 0.1

Effect of One-percentage Point Decrease on:
Period end postretirement benefit obligation............      $(2.7)       $(2.6)       $(2.2)        $(2.1)
Total of service and interest cost components...........      $(0.2)       $(0.1)       $  --         $(0.1)

      On December 8, 2003, the President of the United States signed into law the Medicare Prescription Drug Improvement and Modernization Act of 2003. The Act introduces a prescription drug benefit under Medicare (Medicare Part D) as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. In accordance with FASB Staff Position No. FAS 106-2, "Accounting and Disclosure Requirements related to the Medicare Prescription Drug Improvement and Modernization Act of 2003", CIT prospectively recognized the effects of the subsidy in the third quarter 2004. In total, at the time of recognition, July 1, 2004, it was estimated that future subsidies would reduce the Company's accumulated postretirement benefit obligation by approximately $3.5 million. As a result, the 2004 net periodic postretirement benefit expense was reduced by $0.3 million. Projected benefit payments and the effects of the Medicare Rx subsidy recognition are as follows:
                                                           Medicare
Projected Benefit Payments                       Gross    Rx Subsidy       Net
------------------------                        ------    ----------     ------
2005..........................................   $ 4.0       $ --         $ 4.0
2006..........................................   $ 4.2       $0.3         $ 3.9
2007..........................................   $ 4.5       $0.4         $ 4.1
2008..........................................   $ 4.7       $0.4         $ 4.3
2009..........................................   $ 4.8       $0.4         $ 4.4
2010 - 2014...................................   $24.2       $1.8         $22.4

Savings Incentive Plan

      CIT also has a number of defined contribution retirement plans covering certain of its U.S. and non-U.S. employees, designed in accordance with conditions and practices in the countries concerned. Employee contributions to the plans are subject to regulatory limitations and the specific plan provisions. The largest plan is the CIT Group Inc. Savings Incentive Plan, which qualifies under section 401(k) of the Internal Revenue Code and accounts for 85% of CIT's total Savings Incentive Plan expense for the year ended December 31, 2004. CIT's expense is based on specific percentages of employee contributions and plan administrative costs and aggregated $19.9 million, $16.9 million and $4.0 million and for the years ended December 31, 2004 and 2003 and the three months ended December 31, 2002.

Corporate Annual Bonus Plan

      The CIT Group Inc. Annual Bonus Plan and Discretionary Bonus Plan together make-up CIT's annual cash bonus plan. The amount of awards depends on a variety of factors, including corporate performance and individual performance during the fiscal period for which awards are made and is subject to approval by the Compensation Committee of the Board of Directors. Bonus payments of $74.4 million for the year ended December 31, 2004, were paid in February 2005. For the year ended December 31, 2003, $59.0 million were awarded. A bonus of $20.1 million for the six months performance period from July 1, 2002 through December 31, 2002 was paid in February 2003.

                         CIT GROUP INC. AND SUBSIDIARIES

Long-Term Equity Compensation Plan

      CIT sponsors a Long-Term Equity Compensation Plan (the "ECP"). The ECP allows CIT to issue to employees up to 36,000,000 shares of common stock through grants of annual incentive awards, incentive and non-qualified stock options, stock appreciation rights, restricted stock, performance shares and performance units. Of the 36,000,000 shares, no more than 5,000,000 shares may be issued in connection with awards of restricted stock, performance shares and performance units. Common stock issued under the ECP may be either authorized but unissued shares, treasury shares or any combination thereof. Options granted to employees in 2004 have a vesting schedule of one third per year for three years, have a 10-year term from the date of grant and were issued with strike prices equal to the fair market value of the common stock on the date of grant. Restricted stock granted to employees in 2004 has two or three-year cliff vesting. A new Performance Share program was rolled out in 2004. Performance Share grants have a three-year performance-based vesting.

      Data for the stock option plans is summarized as follows:



                                                    Year Ended December 31, 2004    Year Ended December 31, 2003
                                                    ----------------------------    ----------------------------
                                                                      Weighted                       Weighted
                                                                   Average Price                   Average Price
                                                      Options        Per Option      Options        Per Option
                                                    -----------    -------------    ----------    --------------
Outstanding at beginning of period................   18,766,824        $30.48       15,335,255       $33.13
January Grant.....................................    1,895,632        $39.22        4,240,644       $21.05
July Grant........................................    1,802,050        $37.60          648,485       $27.74
Granted - Other...................................      673,624        $35.12          485,625       $27.27
Exercised.........................................   (2,970,754)       $23.52         (870,357)      $23.02
Forfeited.........................................     (303,469)       $36.67       (1,072,828)      $34.25
                                                     ----------        ------       ----------       ------
Outstanding at end of period......................   19,863,907        $33.07       18,766,824       $30.48
                                                     ==========        ======       ==========       ======
Options exercisable at end of period..............    8,201,726        $39.34        6,730,863       $43.18
                                                     ==========        ======       ==========       ======

      In 2004, 3,697,682 options were granted to employees as part of the long-term incentive process. In addition, 673,624 CIT options were granted to new hires as well as for retention purposes. In 2003, 4,889,129 options were granted to employees as part of the long-term incentive process. In addition, 485,625 CIT options were granted to new hires and employees returning from leaves of absence.

      The weighted average fair value of new options granted was $7.51 and $5.30 for the years ended December 31, 2004 and 2003. The fair value of new options granted was determined at the date of grant using the Black-Scholes option-pricing model, based on the following assumptions. Due to limited Company history as a public company, no forfeiture rate was used.


                                             Expected           Average         Expected            Risk Free
Option Issuance                          Option Life Range  Dividend Yield  Volatility Range    Interest Rate Range
---------------                          -----------------  --------------  ----------------    -------------------
2004
January, 2004.......................         3-5 Years           1.22%        21.5% - 23.4%         2.20% - 3.02%
February, 2004......................         3-5 Years           1.33%        21.5% - 23.4%         2.16% - 2.98%
February, 2004 -- Director Grant....          10 Years           1.33%            22.4%                 4.02%
April, 2004.........................          5 Years            1.48%            23.3%                 3.52%
May, 2004...........................          5 Years            1.51%            23.3%                 3.96%
May, 2004 -- Director Grant.........          10 Years           1.51%            22.4%                 4.83%
July, 2004..........................         3-5 Years           1.38%        20.5% - 23.0%         3.10% - 3.72%
September, 2004.....................         3-5 Years           1.41%        20.5% - 23.0%         2.83% - 3.38%
October, 2004.......................         3-5 Years           1.42%        18.4% - 22.6%         2.78% - 3.26%

                         CIT GROUP INC. AND SUBSIDIARIES


                                             Expected           Average         Expected            Risk Free
Option Issuance                          Option Life Range  Dividend Yield  Volatility Range    Interest Rate Range
---------------                          -----------------  --------------  ----------------    -------------------
2003
January, 2003.......................         3-5 years           2.28%       31.6% - 33.4%         2.11% - 3.00%
January, 2003 -- Director Grant......         10 Years           2.28%           28.2%                 4.01%
March 2003 -- Other..................        3-5 Years           2.65%       29.5% - 33.2%         2.12% - 2.97%
May, 2003 -- Director Grant..........         10 Years           2.11%           28.2%                 3.44%
July, 2003..........................         3-5 years           1.70%       29.3% - 31.0%         2.06% - 3.10%
July, 2003 -- Director Grant.........         10 Years           1.70%           28.1%                 4.20%
September, 2003 -- Other.............        3-5 Years           1.70%       29.3% - 31.0%         2.62% - 3.61%

      The following table summarizes information about stock options outstanding and options exercisable at December 31, 2004 and 2003.



                                               Options Outstanding                     Options Exercisable
                                   --------------------------------------------     ----------------------------
           Range of                             Weighted Average    Weighted                         Weighted
           Exercise                  Number        Contractual       Average          Number          Average
             Price                 Outstanding        Life       Exercise Price     Exercisable   Exercise Price
           --------                -----------  ---------------- --------------     -----------   --------------
            2004
       $18.14 -  $27.21            10,503,846         7.7            $ 22.35         4,076,055        $ 22.62
       $27.22 -  $40.83             6,608,016         8.7            $ 36.20         1,373,626        $ 34.66
       $40.84 -  $61.26               858,846         4.9            $ 51.24           858,846        $ 51.24
       $61.27 -  $91.91             1,758,648         3.3            $ 68.89         1,758,648        $ 68.89
       $91.92 - $137.87               132,961         3.1            $131.01           132,961        $131.01
      $137.88 - $206.82                 1,590         3.4            $160.99             1,590        $160.99
                                   ----------                                        ---------
                                   19,863,907                                        8,201,726
                                   ==========                                        =========
            2003
       $18.14 -  $27.21            13,343,619         8.7            $ 22.38         2,850,463        $ 22.98
       $27.22 -  $40.83             2,598,485         8.3            $ 32.93         1,055,680        $ 35.38
       $40.84 -  $61.26               899,290         5.9            $ 51.27           899,290        $ 51.27
       $61.27 -  $91.91             1,779,982         4.4            $ 68.90         1,779,982        $ 68.90
       $91.92 - $137.87               143,858         4.1            $130.82           143,858        $130.82
      $137.88 - $206.82                 1,590         4.4            $160.99             1,590        $160.99
                                   ----------                                        ---------
                                   18,766,824                                        6,730,863
                                   ==========                                        =========

Employee Stock Purchase Plan

      In October 2002, CIT adopted an Employee Stock Purchase Plan (the "ESPP") for all employees customarily employed at least 20 hours per week. The ESPP is available to employees in the United States and to certain international employees. Under the ESPP, CIT is authorized to issue up to 1,000,000 shares of common stock to eligible employees. Employees can choose to have between 1% and 10% of their base salary withheld to purchase shares quarterly, at a purchase price equal to 85% of the fair market value of CIT common stock on either the first business day or the last business day of the quarterly offering period, whichever is lower. The amount of common stock that may be purchased by a participant through the plan is generally limited to $25,000 per year. A total of 87,551 shares were purchased under the plan in 2004 and 88,323 shares were purchased under the plan in 2003.

Restricted Stock

      A new Performance Shares program was launched in February 2004 under the Long-Term Compensation Plan, and 693,328 performance shares were awarded. These shares have a three-year performance-based vesting period. The performance targets are based upon a combination of consolidated return on tangible equity measurements and compounded annual EPS growth rates.

      During 2004, 59,163 restricted shares were awarded to employees under the Long-Term Equity Compensation Plan. These shares were awarded at the fair market value on the date of the grant and have a two or three-year cliff-vest period. In addition, 10,481 shares were granted to independent members of the Board of Directors, who elected

                         CIT GROUP INC. AND SUBSIDIARIES
to receive shares in lieu of cash  compensation  for their retainer.  In
2003, CIT issued 1,229,450 restricted shares to employees and 6,488 shares were granted to independent members of the Board of Directors. The restricted shares issued to directors in lieu of cash compensation vest on the first anniversary of the grant.

      For the year ended December 31, 2004 and 2003, three months ended December 31, 2002 and year ended September 30, 2002, $23.5 million, $8.8 million, $1.2 million and $5.2 million, respectively, of expenses are included in salaries and general operating expenses related to restricted stock.


Note 17 -- Commitments and Contingencies


      The   accompanying   table   summarizes   the   contractual   amounts   of
credit-related   commitments  and  purchase  and  funding  commitments.   ($  in
millions).


                                                                       December 31, 2004
                                                              -------------------------------------
                                                                  Due to Expire                       December 31,
                                                              ----------------------                     2003
                                                               Within         After        Total         Total
                                                              One Year      One Year    Outstanding   Outstanding
                                                              --------      --------    -----------   -----------
Credit Related Commitments
Financing and leasing assets..............................    $1,467.5      $6,960.8      $8,428.3      $5,934.3
Letters of credit and acceptances:
Standby letters of credit.................................       611.0           7.3         618.3         508.7
Other letters of credit...................................       588.3            --         588.3         694.0
Acceptances...............................................        16.4            --          16.4           9.3
Guarantees................................................       120.9          12.2         133.1         133.2
Purchase and Funding Commitments
Aerospace purchase commitments............................       906.0       1,262.0       2,168.0       2,934.0
Other manufacturer purchase commitments...................       397.0            --         397.0         197.2
Sale-leaseback payments...................................        31.0         464.4         495.4         486.4
Venture capital fund commitments..........................         0.5          79.3          79.8         124.2

      In the normal course of meeting the financing needs of its customers, CIT enters into various credit-related commitments, including commitments to provide financing and leasing capital, letters of credit and guarantees. Standby letters of credit obligate CIT to pay the beneficiary of the letter of credit in the event that a CIT client to which the letter of credit was issued does not meet its related obligation to the beneficiary. These financial instruments generate fees and involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the consolidated balance sheets. To minimize potential credit risk, CIT generally requires collateral and other credit-related terms and conditions from the customer. At the time credit-related commitments are granted, the fair value of the underlying collateral and guarantees typically approximates or exceeds the contractual amount of the commitment. In the event a customer defaults on the underlying transaction, the maximum potential loss will generally be limited to the contractual amount outstanding less the value of all underlying collateral and guarantees.

      Guarantees are issued primarily in conjunction with CIT's factoring product, whereby CIT provides the client with credit protection for its trade receivables without actually purchasing the receivables. The trade terms are generally sixty days or less. In the event that the customer is unable to pay according to the contractual terms, then the receivables would be purchased. As of December 31, 2004, there were no outstanding liabilities relating to these credit-related commitments or guarantees, as amounts are generally billed and collected on a monthly basis.

      CIT has entered into aerospace commitments to purchase commercial aircraft from both Airbus Industrie and The Boeing Company. The commitment amounts detailed in the table are based on appraised values, actual amounts will vary based upon market factors at the time of delivery. The remaining units to be purchased are 43, with 18 to be completed in 2005. Lease commitments are in place for fourteen of the eighteen units to be delivered in 2005. The order amount excludes CIT's options to purchase additional aircraft.

                         CIT GROUP INC. AND SUBSIDIARIES

      Outstanding commitments to purchase equipment to be leased to customers, other than the aircraft detailed above, relates primarily to rail equipment. Additionally, CIT is party to railcar sale-leaseback transactions under which it is obligated to pay a remaining total of $495.4 million, approximately $31 million per year through 2010 and declining thereafter through 2024, which is more than offset by CIT's re-lease of the assets, contingent on its ability to maintain railcar usage. In conjunction with this sale-leaseback transaction, CIT has guaranteed all obligations of the related consolidated lessee entity.

      CIT has guaranteed the public and private debt securities of a number of its wholly-owned, consolidated subsidiaries, including those disclosed in Note 25 -- Summarized Financial Information of Subsidiaries. In the normal course of business, various consolidated CIT subsidiaries have entered into other credit agreements and certain derivative transactions with financial institutions that are guaranteed by CIT. These transactions are generally used by CIT's subsidiaries outside of the U.S. to allow the local subsidiary to borrow funds in local currencies.

Note 18 -- Lease Commitments

      The following table presents future minimum rentals under noncancellable long-term lease agreements for premises and equipment at December 31, 2004 ($ in millions).

Years Ended December 31,                                                 Amount
------------------------                                                 ------
      2005...........................................................    $ 46.7
      2006...........................................................      38.5
      2007...........................................................      30.5
      2008...........................................................      25.5
      2009...........................................................       5.0
      Thereafter.....................................................       3.6
                                                                         ------
      Total..........................................................    $149.8
                                                                         ======

      In addition to fixed lease rentals, leases generally require payment of maintenance expenses and real estate taxes, both of which are subject to rent escalation provisions. Minimum payments have not been reduced by minimum sublease rentals of $32.1 million due in the future under noncancellable subleases.

      Rental expense, net of sublease income on premises and equipment, was as follows ($ in millions).

                                                        Three
                          Year Ended    Year Ended   Months Ended   Year Ended
                         December 31,  December 31,  December 31,  September 30,
                             2004          2003          2002          2002
                         ------------  ------------  ------------  -------------
Premises...............      $31.8        $34.0        $ 9.2         $38.4
Equipment..............        8.4          9.3          2.1           8.4
Less sublease income...       (9.1)        (9.4)        (1.8)         (9.0)
                             -----        -----        -----         -----
Total..................      $31.1        $33.9        $ 9.5         $37.8
                             =====        =====        =====         =====

Note 19 -- Fair Values of Financial Instruments

      SFAS No. 107 "Disclosures About Fair Value of Financial Instruments" requires disclosure of the estimated fair value of CIT's financial instruments, excluding leasing transactions accounted for under SFAS 13. The fair value estimates are made at a discrete point in time based on relevant market information and information about the financial instrument, assuming adequate market liquidity. Because no established trading market exists for a significant portion of CIT's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature, involving uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions or estimation methods may significantly affect the estimated fair values. Because of these limitations, management provides no assurance that the estimated fair values presented would necessarily be realized upon disposition or sale.

                         CIT GROUP INC. AND SUBSIDIARIES

      Actual fair values in the marketplace are affected by other significant factors, such as supply and demand, investment trends and the motivations of buyers and sellers, which are not considered in the methodology used to determine the estimated fair values presented. In addition, fair value estimates are based on existing financial instruments without attempting to estimate the value of future business transactions and the value of assets and liabilities that are part of CIT's overall value but are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include customer base, operating lease equipment, premises and equipment, assets received in satisfaction of loans, and deferred tax balances. In addition, tax effects relating to the unrealized gains and losses (differences in estimated fair values and carrying values) have not been considered in these estimates and can have a significant effect on fair value estimates. The carrying amounts for cash and cash equivalents approximate fair value because they have short maturities and do not present significant credit risks. Credit-related commitments, as disclosed in Note 17 -- "Commitments and Contingencies", are primarily short-term floating-rate contracts whose terms and conditions are individually negotiated, taking into account the creditworthiness of the customer and the nature, accessibility and quality of the collateral and guarantees. Therefore, the fair value of credit-related commitments, if exercised, would approximate their contractual amounts.

      Estimated fair values, recorded carrying values and various assumptions used in valuing CIT's financial instruments are set forth below ($ in millions).


                                                                 December 31, 2004         December 31, 2003
                                                                 Asset/(Liability)         Asset/(Liability)
                                                              ----------------------     ----------------------
                                                              Carrying     Estimated     Carrying    Estimated
                                                                Value     Fair Value       Value    Fair Value
                                                              --------    ----------     --------   ----------
Finance receivables-loans(1)..............................    $27,080.8     $27,186.5    $24,620.1   $24,711.3
Finance receivables-held for sale.........................      1,640.8       1,640.8        918.3       918.3
Retained interest in securitizations and
   other investments(2)...................................      1,228.2       1,228.2      1,380.8     1,380.8
Other assets(3)...........................................      1,133.5       1,133.5      1,287.8     1,287.8
Commercial paper(4).......................................     (4,210.9)     (4,210.9)    (4,173.9)   (4,173.9)
Variable-rate senior notes (including accrued
   interest payable)(5)...................................    (11,576.2)    (11,635.3)    (9,428.9)   (9,440.5)
Fixed-rate senior notes (including accrued
   interest payable)(5)...................................    (22,037.2)    (22,659.1)   (20,123.7)  (21,060.9)
Preferred capital securities (including accrued
   interest payable)(6)...................................       (261.3)       (280.3)      (263.0)     (286.4)
Credit balances of factoring clients and other
   liabilities(7)                                               6,025.1       6,025.1     (6,318.7)   (6,318.7)
Derivative financial instruments(8):
   Interest rate swaps, net...............................        (17.2)        (17.2)       (36.1)      (36.1)
   Cross-currency swaps, net..............................        369.9         369.9        254.3       254.3
   Foreign exchange forwards, net.........................       (161.8)       (161.8)      (216.0)     (216.0)
   Credit default swaps, net..............................          5.4           5.4           --           --
   Treasury locks.........................................          0.2           0.2           --           --

--------------------------------------------------------------------------------
(1) The fair value of performing fixed-rate loans was estimated based upon a present value discounted cash flow analysis, using interest rates that were being offered at the end of the year for loans with similar terms to borrowers of similar credit quality. Discount rates used in the present value calculation range from 3.90% to 8.65% for December 31, 2004 and 4.63% to 7.36% for December 31, 2003. The maturities used represent the average contractual maturities adjusted for prepayments. For floating-rate loans that reprice frequently and have no significant change in credit quality, fair value approximates carrying value. The net carrying value of lease finance receivables not subject to fair value disclosure totaled $7.4 billion at December 31, 2004 and $6.0 billion at December 31, 2003.
(2) Fair values of retained interests in securitizations are calculated utilizing current and anticipated credit losses, prepayment speeds and discount rates. Other investment securities actively traded in a secondary market were valued using quoted available market prices.
(3) Other assets subject to fair value disclosure include accrued interest receivable, certain investment securities and miscellaneous other assets. The carrying amount of accrued interest receivable approximates fair value. The carrying value of other assets not subject to fair value disclosure totaled $1.6 billion at December 31, 2004 and $2.0 billion at December 31, 2003.
(4) The estimated fair value of commercial paper approximates carrying value due to the relatively short maturities.
(5) The difference between the carrying value of fixed-rate senior notes, variable rate senior notes and preferred capital securities and the corresponding balances reflected in the consolidated balance sheets is accrued interest payable. These amounts are excluded from the other liabilities balances in this table. Fixed-rate notes were valued using a present value discounted cash flow analysis with a discount rate approximating current market rates for issuances by CIT of similar term debt at the end of the year. Discount rates used in the present value calculation ranged from 2.74% to 6.03% at December 31, 2004 and 1.54% to 6.32% at December 31, 2003.
(6) Preferred capital securities were valued using a present value discounted cash flow analysis with a discount rate approximating current market rates of similar issuances at the end of the year.
(7) The estimated fair value of credit balances of factoring clients approximates carrying value due to their short settlement terms. Other liabilities include accrued liabilities and deferred federal income taxes. Accrued liabilities and payables with no stated maturities have an estimated fair value that approximates carrying value. The carrying value of other liabilities not subject to fair value disclosure totaled $0.9 billion and $0.6 billion December 31, 2004 and 2003, respectively.
(8) CIT enters into derivative financial instruments for hedging economic exposures only. The estimated fair values are calculated internally using market data and represent the net amount receivable or payable to terminate the agreement, taking into account current market rates. See
      Note 9 -- "Derivative Financial Instruments" for notional principal amounts associated with the instruments.

                         CIT GROUP INC. AND SUBSIDIARIES

Note 20 -- Certain Relationships and Related Transactions

      CIT is a partner with Dell Inc. ("Dell") in Dell Financial Services L.P. ("DFS"), a joint venture that offers financing to Dell's customers. The joint venture provides Dell with financing and leasing capabilities that are complementary to its product offerings and provides CIT with a steady source of new financings. In 2004, CIT and Dell agreed to extend the current agreement beyond October 2005 and to modify certain contractual terms of the relationship. The new agreements provide Dell with the option to purchase CIT's 30% interest in DFS in February 2008 based on a formula tied to DFS profitability, within a range of $100 million to $345 million. CIT has the right to purchase a minimum percentage of DFS's finance receivables on a declining scale through January 2010.

      CIT regularly purchases finance receivables from DFS at a premium, portions of which are typically securitized within 90 days of purchase from DFS. CIT has limited recourse to DFS on defaulted contracts. In accordance with the joint venture agreement, net income and losses generated by DFS as determined under GAAP are allocated 70% to Dell and 30% to CIT. The DFS board of directors voting representation is equally weighted between designees of CIT and Dell, with one independent director. DFS is not consolidated in CIT's financial statements and is accounted for under the equity method. At December 31, 2004 and 2003, financing and leasing assets related to the DFS program (included in the CIT Consolidated Balance Sheet) were $2.0 billion and $1.4 billion, and securitized assets included in managed assets were $2.5 billion at both periods. In addition to the owned and securitized assets acquired from DFS, CIT's investment in and loans to the joint venture were approximately $267 million and $205 million at December 31, 2004 and 2003.

      CIT also has a joint venture arrangement with Snap-on Incorporated ("Snap-on") that has a similar business purpose and model to the DFS arrangement described above, including credit recourse on defaulted receivables. The agreement with Snap-on extends until January 2006. CIT and Snap-on have 50% ownership interests, 50% board of directors' representation, and share income and losses equally. The Snap-on joint venture is accounted for under the equity method and is not consolidated in CIT's financial statements. At both December 31, 2004 and 2003, the related financing and leasing assets and securitized assets were $1.1 billion and $0.1 billion, respectively. In addition to the owned and securitized assets purchased from the Snap-on joint venture, CIT's investment in and loans to the joint venture were approximately $16 million and $17 million at both December 31, 2004 and 2003. Both the Snap-on and the Dell joint venture arrangements were acquired in a 1999 acquisition.

      Since December 2000, CIT has been a joint venture partner with Canadian Imperial Bank of Commerce ("CIBC") in an entity that is engaged in asset-based lending in Canada. Both CIT and CIBC have a 50% ownership interest in the joint venture, and share income and losses equally. This entity is not consolidated in CIT's financial statements and is accounted for under the equity method. As of December 31, 2004 and 2003, CIT's investment in and loans to the joint venture were $191 million and $119 million.

      CIT invests in various trusts, partnerships, and limited liability corporations established in conjunction with structured financing transactions of equipment, power and infrastructure projects. CIT's interests in certain of these entities were acquired by CIT in November 1999, and others were subsequently entered into in the normal course of business. At December 31, 2004 and 2003, other assets included $19 million and $21 million of investments in non-consolidated entities relating to such transactions that are accounted for under the equity or cost methods.

      Certain shareholders of CIT provide investment management services in the normal course of business in conjunction with CIT's employee benefit plans.

Note 21 -- Business Segment Information

Management's Policy in Identifying Reportable Segments

      CIT's reportable segments are comprised of strategic business units aggregated into segments based upon the core competencies relating to product origination, distribution methods, operations and servicing, and the nature of their regulatory environment. This segment reporting is consistent with the presentation to management.

                         CIT GROUP INC. AND SUBSIDIARIES

      Segment reporting was modified in two ways in 2004. First, in order to better align with the market place and improve efficiency, the former Structured Finance segment was merged with Capital Finance, and at the same time the telecommunications and media portfolio was moved to the Business Credit unit of Commercial Finance. Secondly, the Specialty Finance -- consumer unit, consisting primarily of home lending and other loans to consumers, was broken out as a separate segment. All prior periods have been conformed to these changes and this updated presentation is consistent with the reporting to management during 2004.

      Segment reporting was modified, beginning in the quarter ended March 31, 2003, to reflect Equipment Finance and Capital Finance as separate segments. Prior periods have been restated to conform to this current presentation. Previously, these two strategic business units were combined as the Equipment Financing and Leasing segment. This new presentation is consistent with reporting to management.

      During the quarter ended June 30, 2005, the Company initiated further steps to align its business with its customers, to increase productivity and to improve efficiencies, and the segment reporting was modified accordingly. As part of the realignment, Commercial Services (part of the former Commercial Finance segment) is now a stand-alone segment. The other unit, that formerly was included with the Commercial Finance segment, is now reported in the Corporate Finance segment, which includes: capital markets & management advisory services, communications, media & entertainment, as well as energy & infrastructure assets transferred from Capital Finance and healthcare assets transferred from Equipment Finance. The segment data included in the table has been conformed to this presentation (except for the healthcare asset transfer) and is consistent with management reporting.

Types of Products and Services

      CIT has six reportable segments: Specialty Finance -- commercial, Specialty Finance -- consumer, Commercial Services, Corporate Finance, Equipment Finance and Capital Finance. These segments, other than Commercial Services, offer secured lending and leasing products to companies across a variety of industries, including aerospace, construction, rail, machine tool, business aircraft, technology, manufacturing and transportation as well as other financial products to small and midsize companies. These include secured revolving lines of credit and term loans, credit protection, accounts receivable collection, import and export financing and factoring, debtor-in-possession and turnaround financing. The Commercial Services segment offers secured lending and receivables collection. The Specialty Finance -- consumer segment offers home lending products to consumers primarily through a network of brokers and correspondents.

Segment Profit and Assets

      Because CIT generates a majority of its revenue from interest, fees and asset sales, management relies primarily on operating revenues to assess the performance of a segment. CIT also evaluates segment performance based on profit after income taxes, as well as asset growth, credit risk management and other factors.

      Total segment returns were improved in 2004 in comparison to 2003 and included rebounds in Capital Finance and Equipment Finance from disappointing 2003 results. Corporate and Other for 2004 included the reduction to the specific telecommunications reserve for credit losses and the first quarter gain on the call of debt.

      The business segments' operating margins and net income for the year ended December 31, 2003 include the allocation (from Corporate and Other) of additional borrowing costs stemming from the 2002 disruption to the Company's funding base and increased liquidity levels. These additional borrowing and liquidity costs had a greater impact in 2003 than in 2002 and were included in Corporate and Other in 2002. Also, for the year ended December 31, 2003, Corporate and Other included an after-tax charge of $38.4 million related to the write-down of equity investments, an after-tax benefit of $30.8 million from a gain on a call of debt as well as unallocated expenses. During 2003, in order to better align competencies, we transferred certain small business loans and leases, including the small business lending unit, totaling $1,078.6 million from Equipment Finance to Specialty Finance. Prior periods have not been restated to conform to this current presentation.

      The Corporate and Other segment included the following items in the year ended September 30, 2002: (1) goodwill impairment of $6,511.7 million, (2) provision for telecommunications of $200.0 million ($124.0 million after tax),
(3) Argentine provision of $135.0 million ($83.7 million after tax), (4) funding costs of $85.9 million ($53.2 million after tax), and (5) unallocated corporate operating items totaling $7.2 million pre-tax (income) or $3.9 million after tax. For all periods shown, Corporate and Other includes the results of the venture capital business.

                         CIT GROUP INC. AND SUBSIDIARIES

      The following table presents reportable segment information and the reconciliation of segment balances to the consolidated financial statement totals and the consolidated managed assets. The selected financial information by business segment presented below is based upon a fixed leverage ratio across business units and the allocation of most corporate expenses. ($ in millions)


                               Specialty  Specialty                                                           Corporate
                              Finance -   Finance -  Commercial  Corporate  Equipment   Capital      Total      and
                              Commercial  Consumer    Services    Finance    Finance    Finance     Segments    Other   Consolidated
                              ----------  ---------  ----------  ---------  ---------   -------     --------  --------- ------------
At or for the year ended
December 31, 2004
Operating margin ..........   $   792.4   $   147.6  $   378.0  $   367.0  $   219.4   $   182.5  $ 2,086.9   $   121.7   $ 2,208.6
Income taxes ..............       158.9        31.8      103.8      102.3       49.5        35.2      481.5         1.7       483.2
Net income (loss) .........       268.3        48.9      166.0      158.1       77.7        76.4      795.4       (41.8)      753.6
Total financing and
  leasing assets ..........    11,172.8     5,374.5    6,204.1    6,738.0    6,924.4     8,747.1   45,160.9          --    45,160.9
Total managed assets ......    15,338.3     6,603.2    6,204.1    6,738.0    9,839.9     8,747.1   53,470.6          --    53,470.6
At or for the year ended
December 31, 2003
Operating margin ..........   $   721.9   $   120.6  $   308.9  $   328.9  $   148.0   $   130.7  $ 1,759.0   $    16.1   $ 1,775.1
Income taxes ..............       146.8        20.0       81.5       94.7       24.6        27.0      394.6       (29.6)      365.0
Net income (loss) .........       225.3        35.6      127.6      147.7       38.5        42.3      617.0       (50.1)      566.9
Total financing and
  leasing assets ..........     9,504.1     2,814.3    6,325.8    6,314.1    6,957.7     8,167.9   40,083.9          --    40,083.9
Total managed assets ......    14,062.0     4,681.9    6,325.8    6,314.1   10,183.9     8,167.9   49,735.6          --    49,735.6
At or for the three months
ended December 31, 2002
Operating margin ..........   $   189.3   $    27.5  $    84.0  $    86.5  $    64.7   $    54.4  $   506.4   $   (42.9)  $   463.5
Income taxes ..............        41.5         5.6       22.9       24.6        8.7        16.4      119.7       (27.7)       92.0
Net income (loss) .........        64.9         8.8       35.9       38.5       13.4        25.7      187.2       (45.9)      141.3
Total financing and
  leasing assets ..........     9,024.1     1,292.7    4,392.5    5,860.7    8,145.2     7,159.5   35,874.7          --    35,874.7
Total managed assets ......    13,356.7     3,506.3    4,392.5    5,860.7   12,081.4     7,159.5   46,357.1          --    46,357.1
At or for the year ended
September 30, 2002
Operating margin ..........   $   754.0   $   178.1  $   277.8  $   303.3  $   378.7   $   193.8  $ 2,085.7   $  (322.3)  $ 1,763.4
Income taxes ..............       166.4        48.0       70.0       85.3       74.3        56.2      500.2      (126.2)      374.0
Net income (loss) .........       271.6        78.2      114.2      139.2      121.1        91.6      815.9    (7,514.6)   (6,698.7)
Total financing and
  leasing assets ..........     8,805.2     1,314.2    5,040.4    5,951.9    8,398.8     6,877.1   36,387.6          --    36,387.6
Total managed assets ......    13,539.9     3,430.1    5,040.4    5,951.9   12,782.9     6,877.1   47,622.3          --    47,622.3

      Finance income and other revenues derived from United States based financing and leasing assets were $3,864.4 million, $3,695.2 million, $977.1 million, and $4,284.8 million for the years ended December 31, 2004 and 2003, the three months ended December 31, 2002, and the year ended September 30, 2002, respectively. Finance income and other revenues derived from foreign based financing and leasing assets, were $850.2 million, $944.0 million, $251.7 million, and $990.3 million for the years ended December 31, 2004 and 2003, the three months ended December 31, 2002, and the year ended September 30, 2002, respectively.

Note 22 -- Legal Proceedings

Putative Securities Class Action

      On April 10, 2003, a putative class action lawsuit, asserting claims under the Securities Act of 1933, was filed in the United States District Court for the Southern District of New York against CIT, its former Chief Executive Officer and its Chief Financial Officer. The lawsuit contained allegations that the registration statement and prospectus prepared and filed in connection with CIT's 2002 initial public offering ("IPO") were materially false and misleading, principally with respect to the adequacy of CIT's telecommunications-related loan loss reserves at the time. The lawsuit purported to have been brought on behalf of all those who purchased CIT common stock in or traceable to the IPO, and sought, among other relief, unspecified damages or rescission for those alleged class members who still hold CIT stock and unspecified damages for other alleged class members.

                         CIT GROUP INC. AND SUBSIDIARIES

      On June 25, 2003, by order of the United States District Court, the lawsuit was consolidated with five other substantially similar suits, all of which had been filed after April 10, 2003 and one of which named as defendants some of the underwriters in the IPO and certain former directors of CIT. Glickenhaus & Co., a privately held investment firm, was named lead plaintiff in the consolidated action. On September 16, 2003, an amended and consolidated complaint was filed. That complaint contained substantially the same allegations as the original complaints. In addition to the foregoing, two similar suits (the "Derivative Suits") were brought by certain shareholders on behalf of CIT against CIT and some of its present and former directors under Delaware corporate law.

      On December 28, 2004, the United States District Court entered an order granting CIT's motion to dismiss the consolidated case. The plaintiff's time to appeal that order expired on January 28, 2005 with no notice of appeal having been filed. The cases against all parties, including the Derivative Suits, have been dismissed.

NorVergence Related Litigation

      On September 9, 2004, Exquisite Caterers v. Popular Leasing et al. ("Exquisite Caterers"), a putative national class action, was filed against 13 financial institutions, including CIT, who had acquired equipment leases ("NorVergence Leases") from NorVergence, Inc., a reseller of telecommunications and Internet services to businesses. The Exquisite Caterers lawsuit is now pending in the Superior Court of New Jersey, Monmouth County. Exquisite Caterers based its complaint on allegations that NorVergence misrepresented the capabilities of the equipment leased to its customers and overcharged for the equipment. The complaint asserts that the NorVergence Leases are unenforceable and seeks rescission, punitive damages, treble damages and attorneys' fees. In addition, putative class action suits in Florida, Illinois, New York, and Texas and several individual suits, all based upon the same core allegations and seeking the same relief, have been filed by NorVergence customers against CIT and other financial institutions.

      On July 14, 2004, the U.S. Bankruptcy Court ordered the liquidation for NorVergence under Chapter 7 of the Bankruptcy Code. Thereafter, the Attorneys General of Florida, New Jersey, New York, Illinois, Massachusetts and Texas commenced investigations of NorVergence and the financial institutions, including CIT, which purchased NorVergence Leases. CIT entered into settlement negotiations with those Attorney Generals and with Attorneys General from several other states, including Pennsylvania and Massachusetts. In December 2004, CIT reached separate settlements with the New York and the New Jersey Attorneys General. Under those settlements, lessees in those states will have an opportunity to resolve all claims by and against CIT by paying a percentage of the remaining balance on their lease. Negotiations with other Attorneys General are continuing. CIT has also been asked by the Federal Trade Commission to produce documents for transactions related to NorVergence. In addition, on February 15, 2005, CIT was served with a subpoena seeking the production of documents in a grand jury proceeding being conducted by the U.S. Attorney for the Southern District of New York in connection with an investigation of transactions related to NorVergence. CIT is in the process of complying with these information requests.

Other Litigation

      In addition, there are various legal proceedings against CIT, which have arisen in the ordinary course of business. While the outcomes of the above mentioned and ordinary course legal proceedings and the related activities are not certain, based on present assessments, management does not believe that they will have a material adverse effect on the financial condition of CIT.

Note 23 -- Goodwill and Intangible Assets

      Goodwill and intangible assets totaled $596.5 million and $487.7 million at December 31, 2004 and 2003, respectively. The Company periodically reviews and evaluates its goodwill and other intangible assets for potential impairment. Effective October 1, 2001, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets"

                         CIT GROUP INC. AND SUBSIDIARIES

("SFAS 142"), under which goodwill is no longer amortized but instead is assessed for impairment at least annually. As part of the adoption, the Company allocated its existing goodwill to each of its reporting units as of October 1, 2001. Under the transition provisions of SFAS 142, there was no goodwill impairment as of October 1, 2001.

      During the quarter ended March 31, 2002, CIT's former parent, Tyco, experienced disruptions to its business surrounding its announced break-up plan, downgrades in its credit ratings, and a significant decline in its market capitalization, which caused a disruption in the Company's ability to access capital markets. As a result, management performed impairment analyses during the quarters ended March 31, 2002 and June 30, 2002. These analyses resulted in goodwill impairment charges of $4.513 billion and $1.999 billion for the quarters ended March 31, 2002 and June 30, 2002, respectively. Management performed a goodwill impairment analysis as of October 1, 2004, which indicated that the fair value of goodwill was in excess of the carrying value. Therefore, additional impairment charges were not necessary.

      The following table summarizes goodwill balances by segment ($ in millions):

                                           Specialty
                                           Finance --    Commercial
                                           commercial      Finance       Total
                                           ----------      -------       -----
Balance at December 31, 2002............      $14.0        $370.4       $384.4
Severance reduction.....................       (1.3)           --         (1.3)
                                              -----        ------       ------
Balance at December 31, 2003............       12.7         370.4        383.1
Acquisitions ...........................       49.6            --         49.6
                                              -----        ------       ------
Balance at December 31, 2004............      $62.3        $370.4       $432.7
                                              =====        ======       ======

      The increase in Specialty Finance goodwill during 2004 was largely due to the Western European vendor finance and leasing business acquisition. The downward revision to severance liabilities during 2003 was related to Specialty Finance restructuring activities and was recorded as a reduction to goodwill, as the severance liability was established in conjunction with Tyco acquisition purchase accounting adjustments.

      Other intangible assets, net are comprised primarily of acquired customer relationships, proprietary computer software and related transaction processes, and are included in Goodwill and Intangible Assets on the Consolidated Balance Sheets. The following table summarizes intangible assets balances, net by segment ($ in millions):

                                           Specialty
                                           Finance --    Commercial
                                           commercial      Finance       Total
                                           ----------      -------       -----
Balance at December 31, 2002...........      $  --         $ 16.5       $ 16.5
Additions..............................         --           93.0         93.0
Amortization...........................         --           (4.9)        (4.9)
                                             -----         ------       ------
Balance at December 31, 2003...........         --          104.6        104.6
Additions..............................       72.1            0.4         72.5
Amortization...........................       (4.1)          (9.2)       (13.3)
                                             -----         ------       ------
Balance at December 31, 2004...........      $68.0         $ 95.8       $163.8
                                             =====         ======       ======

      The increase in other intangible assets during the 2004 was due primarily to customer relationships acquired in the Western European vendor finance and leasing business acquisition and in a purchase of a technology leasing business. The increase during 2003 was due to customer relationships acquired in the purchase of two factoring businesses.

      Other intangible assets are being amortized over their corresponding respective lives ranging from five to twenty years in relation to revenue streams where applicable. Accumulated amortization totaled $23.7 million and $10.4 million at December 31, 2004 and 2003, respectively. The projected amortization for the years ended December 31, 2005 through December 31, 2009 is:
$20.8 million for 2005; $19.7 million for 2006; and $16.4 million for 2007, and $16.3 million each for 2008 and 2009.

                         CIT GROUP INC. AND SUBSIDIARIES

Note 24 -- Severance and Facility Restructuring Reserves

      The following table summarizes previously established purchase accounting liabilities (pre-tax) related to severance of employees and closing facilities, as well as 2004 restructuring activities ($ in millions):


                                                      Severance                  Facilities
                                                ----------------------     ----------------------
                                                Number of                   Number of                   Total
                                                Employees      Reserve     Facilities     Reserve     Reserves
                                                ---------      -------     ----------     -------     --------
Balance December 31, 2003...................         43         $ 2.3           12        $ 7.2       $  9.5
2004 additions..............................        175          15.2            6          4.5         19.7
2004 utilization............................        (89)         (5.3)          (3)        (6.0)       (11.3)
                                                    ---         -----           --        -----       ------
Balance December 31, 2004...................        129         $12.2           15        $ 5.7       $ 17.9
                                                    ===         =====           ==        =====       ======

      The reserves as of December 31, 2003 relate largely to the restructuring of the European operations and include amounts payable within the next year to individuals who chose to receive payments on a periodic basis and shortfalls in sublease transactions, which will be utilized over the remaining lease terms, generally 5 years.

      The additions to restructuring reserves in 2004 relate to two initiatives:
(1) the second quarter combination of the former Structured Finance with Capital Finance and a back office restructuring in Commercial Finance ($4.1 million) and
(2) the third quarter acquisition of a Western European vendor finance and leasing business ($15.6 million). Costs related to the Capital Finance combination were included in current period earnings, while restructuring liabilities related to the vendor finance and leasing business acquisition were established under purchase accounting in conjunction with fair value adjustments to purchased assets and liabilities.

                         CIT GROUP INC. AND SUBSIDIARIES

Note 25 -- Summarized Financial Information of Subsidiaries (Unaudited)

      The following presents condensed consolidating financial information for CIT Holdings LLC and its wholly-owned subsidiary, Capita Corporation (formerly AT&T Capital Corporation). CIT has guaranteed on a full and unconditional basis the existing registered debt securities and certain other indebtedness of these subsidiaries. Therefore, CIT has not presented financial statements or other information for these subsidiaries on a stand-alone basis. ($ in millions).


                                                                     CIT
              CONSOLIDATING                  CIT       Capita     Holdings     Other
             BALANCE SHEETS              Group Inc.  Corporation     LLC    Subsidiaries Eliminations     Total
             --------------              ----------  -----------  --------  ------------ ------------     -----
December 31, 2004
ASSETS
Net finance receivables ............   $   1,121.1  $  3,129.8  $  1,682.7  $  28,497.4  $       --    $  34,431.0
Operating lease equipment, net .....            --       517.9       130.8      7,642.2          --        8,290.9
Finance receivables held for sale ..            --       122.4        72.0      1,446.4          --        1,640.8
Cash and cash equivalents ..........       1,311.4       670.8       127.5        100.5          --        2,210.2
Other assets .......................       9.536.8      (278.9)      316.2      1,019.4    (6,055.1)       4,538.4
                                       -----------  ----------  ----------  -----------  ----------    -----------
  Total Assets .....................   $  11,969.3  $  4,162.0  $  2,329.2  $  38,705.9  $ (6,055.1)   $  51,111.3
                                       ===========  ==========  ==========  ===========  ==========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Debt ...............................   $  34,699.1  $    487.8  $  1,383.8  $   1,154.1  $       --    $  37,724.8
Credit balances of factoring clients            --          --          --      3,847.3          --        3,847.3
Accrued liabilities and payables ...     (28,784.9)    3,184.5      (591.3)    29,635.4          --        3,443.7
                                       -----------  ----------  ----------  -----------  ----------    -----------
   Total Liabilities ...............       5,914.2     3,672.3       792.5     34,636.8          --       45,015.8
Minority interest ..................            --          --          --         40.4          --           40.4
Total Stockholders' Equity .........       6,055.1       489.7     1,536.7      4,028.7    (6,055.1)       6,055.1
                                       -----------  ----------  ----------  -----------  ----------    -----------
  Total Liabilities and
  Stockholders' Equity .............   $  11,969.3  $  4,162.0  $  2,329.2  $  38,705.9  $ (6,055.1)   $  51,111.3
                                       ===========  ==========  ==========  ===========  ==========    ===========
December 31, 2003
ASSETS

Net finance receivables ............   $   1,581.3  $  3,755.4  $  1,208.8  $  24,111.0  $       --    $  30,656.5
Operating lease equipment, net .....            --       580.3       146.4      6,888.8          --        7,615.5
Finance receivables held for sale ..            --        80.0       163.8        674.5          --          918.3
Cash and cash equivalents ..........       1,479.9       410.6       227.5       (144.3)         --        1,973.7
Other assets .......................       8,973.6       198.0       174.1      1,227.3    (5,394.2)       5,178.8
                                       -----------  ----------  ----------  -----------  ----------    -----------
  Total Assets .....................   $  12,034.8  $  5,024.3  $  1,920.6  $  32,757.3  $ (5,394.2)   $  46,342.8
                                       ===========  ==========  ==========  ===========  ==========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Debt ...............................   $  30,551.8  $  1,003.5  $  1,206.1  $     907.2  $       --    $  33,668.6
Credit balances of factoring clients            --          --          --      3,894.6          --        3,894.6
Accrued liabilities and payables ...     (23,911.2)    3,429.8      (631.8)    24,459.6          --        3,346.4
                                       -----------  ----------  ----------  -----------  ----------    -----------
  Total Liabilities ................       6,640.6     4,433.3       574.3     29,261.4          --       40,909.6
Minority interest ..................            --          --          --         39.0          --           39.0
Total Stockholders' Equity .........       5,394.2       591.0     1,346.3      3,456.9    (5,394.2)       5,394.2
                                       -----------  ----------  ----------  -----------  ----------    -----------
  Total Liabilities and
  Stockholders' Equity .............   $  12,034.8  $  5,024.3  $  1,920.6  $  32,757.3  $ (5,394.2)   $  46,342.8
                                       ===========  ==========  ==========  ===========  ==========    ===========

                         CIT GROUP INC. AND SUBSIDIARIES


                                                                      CIT
              CONSOLIDATING                  CIT        Capita      Holdings     Other
          STATEMENTS OF INCOME             Group Inc.  Corporation    LLC     Subsidiaries  Eliminations    Total
          --------------------             ----------  -----------  --------  ------------  ------------    -----
Year Ended December 31, 2004
Finance income .....................       $   38.3     $  703.0    $ 187.5     $2,856.9     $    --       $3,785.7
Interest expense ...................         (150.3)       582.2       10.9        817.3          --        1,260.1
                                           --------     --------    -------     --------     -------       --------
Net finance income .................          188.6        120.8      176.6      2,039.6          --        2,525.6
Depreciation on operating
  lease equipment ..................             --        305.7       43.8        606.5          --          956.0
                                           --------     --------    -------     --------     -------       --------
Net finance margin .................          188.6       (184.9)     132.8      1,433.1          --        1,569.6
Provision for credit losses ........           27.5         46.5       12.0        128.2          --          214.2
                                           --------     --------    -------     --------     -------       --------
Net finance margin, after provision
  for credit losses ................          161.1       (231.4)     120.8      1,304.9          --        1,355.4
Equity in net income of subsidiaries          691.7           --         --           --      (691.7)            --
Other revenue ......................          107.4         68.2       86.9        628.1          --          890.6
Loss on venture capital investments              --           --         --         (3.5)         --           (3.5)
                                           --------     --------    -------     --------     -------       --------
Operating margin ...................          960.2       (163.2)     207.7      1,929.5      (691.7)       2,242.5
Operating expenses .................          167.1         71.7       67.7        739.9          --        1,046.4
Gain on redemption of debt .........             --           --                    41.8          --           41.8
                                           --------     --------    -------     --------     -------       --------
Income (loss) before provision for
  income taxes .....................          793.1       (234.9)     140.0      1,231.4      (691.7)       1,237.9
Provision for income taxes .........          (39.5)        91.1      (54.6)      (480.2)         --         (483.2)
Minority interest, after tax .......             --           --         --         (1.1)         --           (1.1)
                                           --------     --------    -------     --------     -------       --------
Net income (loss)...................       $  753.6     $ (143.8) $    85.4     $  750.1     $(691.7)      $  753.6
                                           ========     ========    =======     ========     =======       ========

Year Ended December 31, 2003
Finance income .....................       $   89.0     $  785.3  $   195.0     $2,660.2     $    --       $3,729.5
Interest expense ...................          (23.3)       303.8        6.6      1,061.6          --        1,348.7
                                           --------     --------    -------     --------     -------       --------
Net finance income .................          112.3        481.5      188.4      1,598.6          --        2,380.8
Depreciation on operating
  lease equipment ..................             --        371.6       68.5        612.9          --        1,053.0
                                           --------     --------    -------     --------     -------       --------
Net finance margin .................          112.3        109.9      119.9        985.7          --        1,327.8
Provision for credit losses ........           36.7         53.1       14.6        282.9          --          387.3
                                           --------     --------    -------     --------     -------       --------
Net finance margin, after provision
  for credit losses ................           75.6         56.8      105.3        702.8          --          940.5
Equity in net income of subsidiaries          481.3           --         --           --      (481.3)            --
Other revenue ......................           60.4        124.8       95.7        666.7          --          947.6
Loss on venture capital investments              --           --         --        (88.3)         --          (88.3)
                                           --------     --------    -------     --------     -------       --------
Operating margin ...................          617.3        181.6      201.0      1,281.2      (481.3)       1,799.8
Operating expenses .................           28.0        168.9       90.3        625.7          --          912.9
Gain on redemption of debt .........             --           --         --         50.4          --           50.4
                                           --------     --------    -------     --------     -------       --------
Income before provision for
  income taxes .....................          589.3         12.7      110.7        705.9      (481.3)         937.3
Provision for income taxes .........          (22.4)        (5.0)     (43.2)      (294.4)         --         (365.0)
Dividends on preferred capital
  securities, after tax ............             --           --         --         (5.4)         --           (5.4)
                                           --------     --------    -------     --------     -------       --------
Net income .........................       $  566.9     $    7.7  $    67.5     $  406.1     $(481.3)      $  566.9
                                           ========     ========    =======     ========     =======       ========

                         CIT GROUP INC. AND SUBSIDIARIES


                                                                         CIT
              CONSOLIDATING                 CIT          Capita        Holdings     Other
          STATEMENTS OF INCOME            Group Inc.   Corporation       LLC     Subsidiaries  Eliminations    Total
          --------------------            ----------   -----------    --------   ------------  ------------    -----
Three Months Ended December 31, 2002
Finance income .....................      $    32.9      $  224.5      $ 50.6     $   663.7      $     --     $   971.7
Interest expense ...................           33.4          73.9        (1.1)        243.3            --         349.5
                                          ---------      --------      ------     ---------      --------     ---------
Net finance income .................           (0.5)        150.6        51.7         420.4            --         622.2
Depreciation on operating
  lease equipment ..................             --         105.0        21.6         150.7            --         277.3
                                          ---------      --------      ------     ---------      --------     ---------
Net finance margin .................           (0.5)         45.6        30.1         269.7            --         344.9
Provision for credit losses ........           18.8           8.9         2.4         103.3            --         133.4
                                          ---------      --------      ------     ---------      --------     ---------
Net finance margin, after provision
  for credit losses ................          (19.3)         36.7        27.7         166.4            --         211.5
Equity in net income of subsidiaries          144.1            --          --            --        (144.1)           --
Other revenue ......................            4.1          46.1        23.5         189.8            --         263.5
Loss on venture capital investments              --            --          --          (6.4)           --          (6.4)
                                          ---------      --------      ------     ---------      --------     ---------
Operating margin ...................          128.9          82.8        51.2         349.8        (144.1)        468.6
Operating expenses .................            6.9          35.1        24.7         165.9            --         232.6
                                          ---------      --------      ------     ---------      --------     ---------
Income before provision for
  income taxes .....................          122.0          47.7        26.5         183.9        (144.1)        236.0
Provision for income taxes .........           19.3         (18.6)      (14.2)        (78.5)           --         (92.0)
Dividends on preferred capital
  securities, after tax ............             --            --          --          (2.7)           --          (2.7)
                                          ---------      --------      ------     ---------      --------     ---------
Net income .........................      $   141.3      $   29.1      $ 12.3     $   102.7      $ (144.1)    $   141.3
                                          =========      ========      ======     =========      ========     =========

Year Ended September 30, 2002
Finance income .....................      $   200.4      $1,050.1      $233.2     $ 2,859.1      $     --     $ 4,342.8
Interest expense ...................          (54.9)        401.3         4.8       1,113.5            --       1,464.7
                                          ---------      --------      ------     ---------      --------     ---------
Net finance income .................          255.3         648.8       228.4       1,745.6            --       2,878.1
Depreciation on operating
  lease equipment ..................             --         503.0       105.5         632.5            --       1,241.0
                                          ---------      --------      ------     ---------      --------     ---------
Net finance margin .................          255.3         145.8       122.9       1,113.1            --       1,637.1
Provision for credit losses ........          308.3         197.9        24.9         257.2            --         788.3
                                          ---------      --------      ------     ---------      --------     ---------
Net finance margin, after provision
  for credit losses ................          (53.0)        (52.1)       98.0         855.9            --         848.8
Equity in net income of subsidiaries          130.9            --          --            --        (130.9)           --
Other revenue ......................           20.7         124.0        93.0         734.9            --         972.6
Loss on venture capital investments              --            --          --         (40.3)           --         (40.3)
                                          ---------      --------      ------     ---------      --------     ---------
Operating margin ...................           98.6          71.9       191.0       1,550.5        (130.9)      1,781.1
Operating expenses .................        6,562.6         188.7        65.9       1,278.1            --       8,095.3
                                          ---------      --------      ------     ---------      --------     ---------
Gain on redemption of debt .........
Income (loss) before provision for
  income taxes .....................       (6,464.0)       (116.8)      125.1         272.4        (130.9)     (6,314.2)
Provision for income taxes .........         (234.7)         45.6       (48.8)       (136.1)           --        (374.0)
Dividends on preferred capital
  securities, after tax ............             --            --          --         (10.5)           --         (10.5)
                                          ---------      --------      ------     ---------      --------     ---------
Net income (loss) ..................      $(6,698.7)     $  (71.2)     $ 76.3     $   125.8      $ (130.9)    $(6,698.7)
                                          =========      ========      ======     =========      ========     =========

                         CIT GROUP INC. AND SUBSIDIARIES


                                                                             CIT
              CONSOLIDATING                       CIT        Capita        Holdings       Other
         STATEMENT OF CASH FLOWS              Group Inc.   Corporation       LLC      Subsidiaries  Eliminations        Total
         -----------------------              ----------   -----------       ---      ------------  ------------        -----
Year Ended December 31, 2004
Cash Flows From Operating Activities:
Net cash flows provided
  by (used for) operations .............     $ (1,110.9)   $  1,012.5    $    116.1    $  1,600.0    $       --    $  1,617.7
                                             ----------    ----------    ----------    ----------    ----------    ----------
Cash Flows From Investing Activities:
Net decrease (increase) in financing and
  leasing assets .......................          433.0         366.0        (389.4)     (5,505.9)           --      (5,096.3)
Decrease in inter-company loans
  and investments ......................       (3,527.0)           --            --            --       3,527.0            --
Other ..................................                                                     41.6            --          41.6
                                             ----------    ----------    ----------    ----------    ----------    ----------
Net cash flows (used for) provided by
  investing activities .................       (3,094.0)        366.0        (389.4)     (5,464.3)      3,527.0      (5,054.7)
                                             ----------    ----------    ----------    ----------    ----------    ----------
Cash Flows From Financing Activities:
Net increase (decrease) in debt ........        4,147.3        (515.7)        177.7          42.0            --       3,851.3
Inter-company financing ................             --        (602.6)         (4.4)      4,134.0      (3,527.0)           --
Cash dividends paid ....................         (110.9)                                       --            --        (110.9)
Other ..................................                                                    (66.9)           --         (66.9)
                                             ----------    ----------    ----------    ----------    ----------    ----------
Net cash flows provided by
  (used for) financing activities ......        4,036.4      (1,118.3)        173.3       4,109.1      (3,527.0)      3,673.5
                                             ----------    ----------    ----------    ----------    ----------    ----------
Net increase (decrease) in cash and
  cash equivalents .....................         (168.5)        260.2        (100.0)        244.8            --         236.5
Cash and cash equivalents,
  beginning of period ..................        1,479.9         410.6         227.5        (144.3)           --       1,973.7
                                             ----------    ----------    ----------    ----------    ----------    ----------
Cash and cash equivalents, end of period     $  1,311.4    $    670.8    $    127.5    $    100.5    $       --    $  2,210.2
                                             ==========    ==========    ==========    ==========    ==========    ==========

Year Ended December 31, 2003
Cash Flows From Operating Activities:
Net cash flows provided
  by operations ........................     $    224.4    $    629.7    $    386.6    $  1,241.5    $       --    $  2,482.2
                                             ----------    ----------    ----------    ----------    ----------    ----------
Cash Flows From Investing Activities:
Net increase in financing and
  leasing assets .......................         (982.4)       (338.2)       (416.4)     (2,560.4)           --      (4,297.4)
Decrease in inter-company loans
  and investments ......................       (1,534.9)           --            --            --       1,534.9            --
Other ..................................             --            --            --          14.8            --          14.8
                                             ----------    ----------    ----------    ----------    ----------    ----------
Net cash flows (used for)
  investing activities .................       (2,517.3)       (338.2)       (416.4)     (2,545.6)      1,534.9      (4,282.6)
                                             ----------    ----------    ----------    ----------    ----------    ----------
Cash Flows From Financing Activities:
Net increase (decrease) in debt ........        2,461.9        (812.2)       (709.1)        902.3            --       1,842.9
Inter-company financing ................             --         700.2         672.7         162.0      (1,534.9)           --
Cash dividends paid ....................             --            --            --        (101.8)           --        (101.8)
Other ..................................             --            --            --          (3.6)           --          (3.6)
                                             ----------    ----------    ----------    ----------    ----------    ----------
Net cash flows provided by
  (used for) financing activities ......        2,461.9        (112.0)        (36.4)        958.9      (1,534.9)      1,737.5
                                             ----------    ----------    ----------    ----------    ----------    ----------
Net (decrease) increase in cash and
  cash equivalents .....................          169.0         179.5         (66.2)       (345.2)           --         (62.9)
Cash and cash equivalents,
  beginning of period ..................        1,310.9         231.1         293.7         200.9            --       2,036.6
                                             ----------    ----------    ----------    ----------    ----------    ----------
Cash and cash equivalents, end of period     $  1,479.9    $    410.6    $    227.5    $   (144.3)   $       --    $  1,973.7
                                             ==========    ==========    ==========    ==========    ==========    ==========

                         CIT GROUP INC. AND SUBSIDIARIES


                                                                             CIT
              CONSOLIDATING                       CIT        Capita        Holdings      Other
         STATEMENT OF CASH FLOWS              Group Inc.   Corporation       LLC     Subsidiaries  Eliminations      Total
         -----------------------              ----------   -----------     --------  ------------  ------------      -----
Three Months Ended December 31, 2002
Cash Flows From Operating Activities:
Net cash flows provided
  by operations ........................     $ (2,191.1)   $    115.1    $   51.5    $  2,443.0    $       --    $    418.5
                                             ----------    ----------   ---------    ----------    ----------    ----------
Cash Flows From Investing Activities:
Net decrease (increase) in financing and
  leasing assets .......................          212.8      (1,062.8)      (43.6)      1,076.7            --         183.1
Decrease in inter-company loans
  and investments ......................        2,217.4            --          --            --      (2,217.4)           --
Other ..................................             --            --          --          (4.3)           --          (4.3)
                                             ----------    ----------   ---------    ----------    ----------    ----------
Net cash flows (used for) provided by
  investing activities .................        2,430.2      (1,062.8)      (43.6)      1,072.4      (2,217.4)        178.8
                                             ----------    ----------   ---------    ----------    ----------    ----------
Cash Flows From Financing Activities:
Net (decrease) increase in debt ........         (666.0)        (42.3)      (30.8)        (70.6)           --        (809.7)
Inter-company financing ................             --         995.3       (13.7)     (3,199.0)      2,217.4            --
Cash dividends paid ....................             --            --          --         (25.4)           --         (25.4)
                                             ----------    ----------   ---------    ----------    ----------    ----------
Net cash flows (used for)
  provided by financing activities .....         (666.0)        953.0       (44.5)     (3,295.0)      2,217.4        (835.1)
                                             ----------    ----------   ---------    ----------    ----------    ----------
Net (decrease) increase in cash and
  cash equivalents .....................         (426.9)          5.3       (36.6)        220.4            --        (237.8)

Cash and cash equivalents,
  beginning of period ..................        1,737.8         225.8       330.3         (19.5)           --       2,274.4
                                             ----------    ----------   ---------    ----------    ----------    ----------
Cash and cash equivalents,
  end of period ........................     $  1,310.9    $    231.1    $  293.7    $    200.9    $       --    $  2,036.6
                                             ==========    ==========   =========    ==========    ==========    ==========

Year Ended September 30, 2002
Cash Flows From Operating Activities:
Net cash flows provided by
  (used for) operations ................     $    334.7    $   (298.1)   $ (688.2)   $  1,785.9    $       --    $  1,134.3
                                             ----------    ----------    --------    ----------      --------    ----------
Cash Flows From Investing Activities:
Net decrease in financing
  and leasing assets ...................          662.0         211.9       721.3       1,040.6            --       2,635.8
Decrease in intercompany loans and
  investments ..........................        1,008.3            --          --            --      (1,008.3)           --
Other ..................................             --            --          --         (52.5)           --         (52.5)
                                             ----------    ----------    --------    ----------      --------    ----------
Net cash flows provided by
  investing activities .................        1,670.3         211.9       721.3         988.1      (1,008.3)      2,583.3
                                             ----------    ----------    --------    ----------      --------    ----------
Cash Flows From Financing Activities:
Net (decrease) increase in debt ........       (1,885.3)     (1,021.2)      175.3        (698.1)           --      (3,429.3)
Intercompany financing .................             --       1,226.2       117.7      (2,352.2)      1,008.3            --
Capital contributions from former parent          923.5            --          --            --            --         923.5
Proceeds from issuance of common stock .          254.6            --          --            --            --         254.6
Net cash flows (used for) provided by        ----------    ----------    --------    ----------      --------    ----------
  financing activities .................         (707.2)        205.0       293.0      (3,050.3)      1,008.3      (2,251.2)
                                             ----------    ----------    --------    ----------      --------    ----------
Net increase (decrease) in cash and
cash equivalents .......................        1,297.8         118.8       326.1        (276.3)           --       1,466.4
Cash and cash equivalents,
  beginning of period ..................          440.0         107.0         4.2         256.8            --         808.0
                                             ----------    ----------    --------    ----------      --------    ----------
Cash and cash equivalents,                   $  1,737.8    $    225.8    $  330.3    $    (19.5)   $       --    $  2,274.4
  end of period ........................     ==========    ==========   =========    ==========    ==========    ==========



                         CIT GROUP INC. AND SUBSIDIARIES

Note 26 -- Selected Quarterly Financial Data (Unaudited)

      Summarized quarterly financial data are presented below ($ in millions, except per share data).

                                                                          Year Ended December 31, 2004
                                                                    ------------------------------------------
                                                                     First     Second       Third      Fourth
                                                                    Quarter    Quarter     Quarter     Quarter
                                                                    -------    -------     -------     -------
Net finance margin.............................................     $370.4      $378.9      $402.0     $418.3
Provision for credit losses....................................       85.6        65.7        60.2        2.7
Other revenue..................................................      230.4       233.5       212.5      214.2
Net gain (loss) on venture capital investments.................        0.7         3.0         4.2      (11.4)
Salaries and general operating expenses........................      247.3       260.3       256.7      282.1
Net gain on debt call..........................................       41.8          --          --        --
Provision for income taxes.....................................     (121.1)     (112.8)     (117.7)    (131.6)
Minority interest after tax....................................         --          --        (0.2)      (0.9)
Net income.....................................................     $189.3      $176.6      $183.9     $203.8
Net income per diluted share...................................     $ 0.88      $ 0.82      $ 0.86     $ 0.95


                                                                          Year Ended December 31, 2003
                                                                    ------------------------------------------
                                                                     First     Second       Third      Fourth
                                                                    Quarter    Quarter     Quarter     Quarter
                                                                    -------    -------     -------     -------
Net finance margin.............................................     $305.7      $332.5      $335.1     $354.5
Provision for credit losses....................................      103.0       100.6        82.9      100.8
Other revenue..................................................      239.9       229.7       232.0      246.0
Net loss on venture capital investments........................       (4.4)      (12.1)      (11.3)     (60.5)
Salaries and general operating expenses........................      225.6       220.5       230.3      236.5
Net gain on debt call..........................................         --          --          --       50.4
Provision for income taxes.....................................      (82.9)      (89.3)      (94.6)     (98.2)
Dividends on preferred capital
   securities, after tax.......................................       (2.7)       (2.7)         --         --
Minority interest after tax....................................         --        (0.1)       (0.2)       0.3
Net income.....................................................     $127.0      $136.9      $147.8     $155.2
Net income per diluted share...................................     $ 0.60      $ 0.65      $ 0.69     $ 0.72


                                                                           Year Ended September 30, 2002
                                                                    -------------------------------------------
                                                     Three Months
                                                        Ended
                                                     December 31,    First     Second       Third      Fourth
                                                         2002       Quarter    Quarter     Quarter     Quarter
                                                     ------------   -------    -------     -------     -------
Net finance margin...................................   $344.9      $483.9     $ 442.5      $ 348.1     $362.6
Provision for credit losses..........................    133.4       112.9       195.0        357.7      122.7
Other revenue........................................    263.5       242.5       237.4        247.5      245.2
Net (loss) gain on venture capital investment........     (6.4)        2.6        (5.3)        (1.4)     (36.2)
Salaries and general operating expenses..............    232.6       235.1       228.5        230.0      227.4
Interest expense -- TCH..............................      --         76.3       305.0        281.3        --
Goodwill impairment..................................      --           --     4,512.7      1,999.0        --
Provision for income taxes...........................    (92.0)     (118.2)      (50.4)      (121.3)     (84.1)
Dividends on preferred capital
   securities, after tax.............................     (2.7)       (2.4)       (2.7)        (2.7)      (2.7)
Net income (loss)....................................   $141.3      $184.1   $(4,619.7)   $(2,397.8)    $134.7
Net income (loss) per diluted share..................   $ 0.67      $ 0.87    $ (21.84)    $ (11.33)    $ 0.64

                         CIT GROUP INC. AND SUBSIDIARIES

Note 27 -- Subsequent Event

      On February 14, 2005, CIT announced the successful completion of its cash tender offer for all outstanding shares of common stock of the Education Lending Group, Inc. (Nasdaq: EDLG). Approximately 98% percent of the outstanding shares of EDLG were tendered to CIT's offer of $19.05 cash per share. Under applicable law, the merger is not subject to the approval of the remaining stockholders of EDLG. All necessary regulatory approvals for the transaction were obtained. On February 17, 2005, EDLG merged with a wholly owned subsidiary of CIT, and the remaining EDLG shareholders received the right to payment of $19.05 per share. Effective upon this merger, EDLG became a wholly owned subsidiary of CIT Group Inc.